                                                                   EXHIBIT 10.14
                                                     [PREFCO/INVESTOR AGREEMENT]



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                        RECEIVABLES PURCHASE AGREEMENT

                         DATED AS OF JANUARY 31, 1997

                                     AMONG

                        KOHL'S RECEIVABLES CORPORATION,
                                AS THE SELLER,

                              VARIOUS PURCHASERS,

                                      AND



                      THE FIRST NATIONAL BANK OF CHICAGO,
                                   AS AGENT



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================================================================================

                               TABLE OF CONTENTS
                               -----------------

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                                                                            PAGE
                                                                            ----
                                   ARTICLE I
                     AMOUNTS AND TERMS OF THE PURCHASES.....................   1

     Section 1.1.   Purchase Facility.......................................   1
     Section 1.2.   Making Incremental Purchases............................   3
     Section 1.3.   Selection of Tranche Periods and
                    Discount Rates..........................................   4
     Section 1.4.   Percentage Evidenced by Receivable
                    Interests...............................................   5
     Section 1.5.   Dividing or Combining Receivable
                    Interests...............................................   5
     Section 1.6.   Reinvestment Purchases and
                    Settlements.............................................   5
     Section 1.7.   Liquidation Settlement Procedures.......................   6
     Section 1.8.   Limited Recourse........................................   7
     Section 1.9.   Discount; Payments and
                    Computations, Etc.......................................   8
     Section 1.10.  Maximum Aggregate Receivables
                    Interest; Grant of Security Interest....................   9
     Section 1.11.  Non-Performing Investors................................   9
     Section 1.12.  Characterization........................................   9
     Section 1.13.  Seller's Extinguishment.................................  10
     Section 1.14.  Servicer Fee............................................  10

                                   ARTICLE II
                             LIQUIDITY FACILITY.............................  10

     Section 2.1.   Transfer to Investors...................................  10
     Section 2.2.   Transfer Price Reduction Discount.......................  11
     Section 2.3.   Payments to PREFCO......................................  11
     Section 2.4.   Limitation on Commitment to
                    Purchase from PREFCO....................................  11
     Section 2.5.   Defaulting Investors....................................  11
     Section 2.6.   Representations of the Investors........................  12


                                  ARTICLE III
                       REPRESENTATIONS AND WARRANTIES.......................  12
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                                       i
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
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
     Section 3.1.        Seller Representations and Warranties.............   12
          (a)       Corporate Existence and Power..........................   12
          (b)       No Conflict............................................   13
          (c)       Governmental Authorization.............................   13
          (d)       Binding Effect.........................................   13
          (e)       Accuracy of Information................................   13
          (f)       Use of Proceeds........................................   13
          (g)       Title to Receivables; Perfection.......................   13
          (h)       Places of Business.....................................   14
          (i)       Collection Banks; etc..................................   14
          (j)       Material Adverse Effect................................   15
          (k)       Names..................................................   15
          (l)       Actions, Suits.........................................   15
          (m)       Credit and Collection Policy...........................   15
          (n)       Payments to Originator.................................   15
          (o)       Ownership of the Seller................................   15
          (p)       Not an Investment Company..............................   15
          (q)       Purpose................................................   15
          (r)       Net Receivables Balance................................   15
     Section 3.2.        Investor Representations and
                         Warranties........................................   16
          (a)       Existence and Power....................................   16
          (b)       No Conflict............................................   16
          (c)       Governmental Authorization.............................   16
          (d)       Binding Effect.........................................   16

                                   ARTICLE IV
                           CONDITIONS OF PURCHASES.........................   16

     Section 4.1.   Conditions Precedent to Initial Purchase................  16
     Section 4.2.   Conditions Precedent to Purchases and Reinvestments.....  16


                                   ARTICLE V
                                  COVENANTS.................................. 17

     Section 5.1.   Affirmative Covenants of Seller.........................  17
          (a)    Financial Reporting........................................  17
                 (i)     Annual Reporting...................................  17
                 (ii)    Quarterly Reporting................................  17

                                      ii
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
                                                                            Page
                                                                            ----
                 (iii)    Compliance Certificate............................  18
                 (iv)     Shareholders Statements and Reports...............  18
                 (v)      S.E.C. Filings....................................  18
                 (vi)     Change in Credit and Collection Policy............  18
          (b)    Notices....................................................  18
                 (i)      Termination Events, Servicer Defaults,
                          Potential
                          Termination Events and Potential Servicer
                          Defaults..........................................  18
                 (ii)     Judgment..........................................  18
          (c)    Compliance with Laws.......................................  19
          (d)    Audits.....................................................  19
          (e)    Keeping and Marking of Records and Books...................  20
          (f)    Compliance with Contracts and Credit and Collection
                 Policy.....................................................
          (g)    Purchase of Receivables from the Originator................  20
          (h)    Ownership Interest.........................................  20
          (i)    Payment to the Originator..................................  21
          (j)    Performance and Enforcement of Sale Agreement and
                 Parent Demand Note.........................................  21
          (k)    Purchasers' Reliance.......................................  21
          (l)    Collections................................................  23
          (m)    Minimum Net Worth..........................................  23
          (n)    Parent Demand Note.........................................  24
     Section 5.2.      Negative Covenants of Seller.........................  24
          (a)    Name Change, Offices, Records and Books of Accounts........  24
          (b)    Change in Payment Instructions to Obligors.................  24
          (c)    Modifications of Receivables and Contracts.................  25
          (d)    Sales, Liens, Etc..........................................  25
          (e)    Nature of Business; Other Agreements;  Other
                 Indebtedness...............................................  25
          (f)    Amendments to Sale Agreement...............................  26
          (g)    Amendments to Corporate Documents..........................  26
          (h)    Merger.....................................................  26
          (i)    Restricted Junior Payments.................................  27

                                   ARTICLE VI
                        ADMINISTRATION AND COLLECTION.......................  27

     Section 6.1.    Designation of Servicer................................  27
     Section 6.2.    Duties of Servicer.....................................  27
     Section 6.3.    Collection Notices.....................................  29
     Section 6.4.    Responsibilities of the Seller.........................  29
     Section 6.5.    Reports................................................  29
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                                      iii
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
                                  ARTICLE VII
                  SERVICER DEFAULTS AND TERMINATION EVENTS..................  30

     Section 7.1.    Servicer Defaults......................................  30
     Section 7.2.    Termination Events.....................................  30


                                 ARTICLE VIII
                              INDEMNIFICATION...............................  32

     Section 8.1.    Indemnities by the Seller..............................  32
     Section 8.2.    Increased Costs and Reduced Return.....................  34
     Section 8.3.    Other Costs and Expenses...............................  35

                                  ARTICLE IX
                                  THE AGENT.................................  36

     Section 9.1.    Authorization and Action...............................  36
     Section 9.2.    Delegation of Duties...................................  37
     Section 9.3.    Exculpatory Provisions.................................  37
     Section 9.4.    Reliance by Agent......................................  37
     Section 9.5.    Non-Reliance on Agent and Other
                     Purchasers.............................................  38
     Section 9.6.    Reimbursement and Indemnification......................  38
     Section 9.7.    Agent in its Individual Capacity.......................  38
     Section 9.8.    Successor Agent........................................  38

                                   ARTICLE X
                         ASSIGNMENTS; PARTICIPATIONS........................  39

     Section 10.1.   Assignments............................................  39
     Section 10.2.   Participations.........................................  40


                                   ARTICLE XI
                                  MISCELLANEOUS.............................  40

     Section 11.1.  Waivers and Amendments..................................  40
     Section 11.2.  Notices.................................................  41
     Section 11.3.  Ratable Payments........................................  42
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                                      iv
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
     Section 11.4.  Protection of Ownership Interests of
                    the Purchasers..........................................  42
     Section 11.5.  Confidentiality.........................................  43
     Section 11.6.  Bankruptcy Petition.....................................  44
     Section 11.7.  Limitation of Liability.................................  44
     Section 11.8.  CHOICE OF LAW...........................................  44
     Section 11.9.  CONSENT TO JURISDICTION.................................  44
     Section 11.10. WAIVER OF JURY TRIAL....................................  45
     Section 11.11. Integration; Survival of Terms..........................  45
     Section 11.12. Counterparts; Severability..............................  45
     Section 11.13. First Chicago Roles.....................................  45
     Section 11.14. Characterization........................................  46

EXHIBIT I         DEFINITIONS...............................................  49
EXHIBIT II        CHIEF EXECUTIVE OFFICE OF THE SELLER;
                  LOCATIONS OF RECORDS; TRADE NAMES;
                  FEDERAL EMPLOYER IDENTIFICATION
                  NUMBER....................................................  66
EXHIBIT III       COLLECTION ACCOUNTS.......................................  67
EXHIBIT IV        FORM OF COMPLIANCE CERTIFICATE............................  68
EXHIBIT V         FORM OF COLLECTION ACCOUNT
                  AGREEMENT.................................................  69
EXHIBIT VI        CREDIT AND COLLECTION POLICY..............................  73
EXHIBIT VII       FORM OF CONTRACT(S).......................................  74
EXHIBIT VIII      FORM OF PERIODIC REPORT...................................  75

SCHEDULE A        DOCUMENTS AND RELATED ITEMS TO BE
                  DELIVERED ON OR PRIOR TO THE INITIAL
                  PURCHASE..................................................  76

                        RECEIVABLES PURCHASE AGREEMENT

          THIS RECEIVABLES PURCHASE AGREEMENT, dated as of January 31, 1997, is entered into by and among KOHL'S RECEIVABLES CORPORATION, a Wisconsin corporation (the "SELLER"), the INVESTORS (hereinafter defined), PREFERRED RECEIVABLES FUNDING CORPORATION, a Delaware corporation ("PREFCO"), and THE FIRST NATIONAL BANK OF CHICAGO, AS AGENT. Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in EXHIBIT I hereto.


                            PRELIMINARY STATEMENTS

          The Seller desires to transfer and assign Receivable Interests to the Purchasers from time to time.

          PREFCO may, in its absolute and sole discretion, purchase Receivable Interests from the Seller from time to time.

          The Investors shall, at the request of the Seller, purchase Receivable Interests from time to time. In addition, the Investors have agreed to provide a liquidity facility to PREFCO.

          The First National Bank of Chicago has been requested and is willing to act as Agent on behalf of PREFCO and the Investors in accordance with the terms hereof.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


                                   ARTICLE I
                      AMOUNTS AND TERMS OF THE PURCHASES

          Section 1.1.  Purchase Facility.
                        -----------------

          (a) Upon the terms and subject to the conditions hereof, the Seller may, at its option, sell and assign Receivable Interests to the Agent for the benefit of one or more of the Purchasers. From time to time during the period from the date hereof to but not including the Facility Termination Date: PREFCO may, at its option, instruct the Agent to purchase a particular Receivable Interest on behalf of PREFCO, or if PREFCO does not purchase such Receivable Interest, the Agent shall purchase such Receivable Interest on behalf of the Investors. The Seller hereby assigns, transfers and conveys to the Agent for the benefit of the relevant Purchaser or Purchasers, and the Agent hereby acquires, all of the Seller's now owned and existing and hereafter arising or acquired right, title and interest in and to the Receivable Interests.

          (b) The Seller may, upon at least five (5) days' notice to the Agent, terminate in whole or reduce in part, ratably among the Investors, the unused portion of the Purchase Limit; provided that each partial reduction of the Purchase Limit shall be in an amount equal to $5,000,000 or an integral multiple thereof.

          (c) The Seller may, upon at least thirty (30) days' notice (or less, if mutually agreed upon) to the Agent, request one or more increases in the Purchase Limit in a minimum amount of $25,000,000 (or a larger integral multiple of $1,000,000). If the Agent and all of the Investors agree to such increase, such increase shall become effective on the Business Day on which all conditions precedent to the amendment to this Agreement giving effect to such increase have been satisfied. Notwithstanding anything to the contrary contained in Section
                                                                       -------
8.3, the Seller shall not be obligated to reimburse the Agent and the Purchasers
---
for more than $1,000 in expenses per amendment to this Agreement entered into to increase the Purchase Limit in accordance with this Section 1.1(c).
                                                    --------------

          (d) The Seller may, by written notice to the Agent given not less than 60 days nor more than 180 days prior to the Liquidity Termination Date as in effect at the time of such notice (each such notice, an "EXTENSION REQUEST"), request that the Liquidity Termination Date be extended for a period not to exceed 360 days from the date of such Extension Request. The Agent shall promptly provide copies of each Extension Request to the Purchasers. Provided each of the Purchasers gives its written consent to an Extension Request on or within 30 days after such Purchaser's receipt of a copy of such Extension Request, the existing Liquidity Termination Date shall be extended to the date specified in such written consent. The Seller acknowledges that any consent to an Extension Request will be subject to each Purchaser's receipt of all necessary credit approvals and must be in writing signed by all of the Purchasers and acknowledged by the Agent. In the event that any Investor does not give its written consent to an Extension Request:

          (i) the Agent will notify the Seller and the remaining Purchasers of such fact and will use its reasonable best efforts to find another Investor or Eligible Person who is willing to accept an assignment of such dissenting Investor's Commitment and Pro Rata Share of the Receivable Interests pursuant to an Assignment Agreement,

          (ii) not later than 10 Business Days prior to the existing Liquidity Termination Date, the Agent or the Seller may nominate another Investor or Eligible Person who is willing to accept an assignment of such dissenting Investor's Commitment and Pro Rata Share of the Receivable Interests pursuant to an Assignment Agreement, and

          (iii) if the Agent or the Seller is able to find another Investor or Eligible Person who is willing to enter into an Assignment Agreement, the dissenting Investor shall assign the same pursuant to an Assignment Agreement effective as of the existing Liquidity Termination Date and executed and delivered to the Agent and the Seller not later than 2 Business Days prior to the existing Liquidity Termination Date; provided that the assigning Investor receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such assigning Investor's Pro Rata Share of the Capital and Discount owing to the Investors and all accrued but unpaid fees and other costs and expenses payable in respect of its Pro Rata Share of the Receivable Interests, and

          (iv) upon the Agent's receipt of an executed Assignment Agreement in accordance with the preceding clause (iii), the Agent shall notify the remaining Purchasers and the Seller that the Liquidity Termination Date will be extended as per their above-described written consent, and the Liquidity Termination Date shall be so extended.

          Section 1.2.  Making Incremental Purchases.  The Seller shall provide
                        ----------------------------
the Agent with written notice (a "PURCHASE NOTICE") of each Incremental Purchase not later than 9:00 a.m. (Chicago time) on the Business Day of the proposed Incremental Purchase; provided, however, that the Seller shall endeavor to provide each Purchase Notice at least three Business Days prior to the proposed date of the Incremental Purchase. Each Purchase Notice shall, except as set forth below, be irrevocable and shall specify the requested Purchase Price (which shall not be less than $1,000,000), the date of purchase, the duration of the initial Tranche Period and the initial Discount Rate related thereto, and the Person and bank account to which the Purchase Price should be transferred. Following receipt of a Purchase Notice, the Agent shall determine whether PREFCO agrees to make the purchase. If PREFCO does not make a proposed purchase, the Seller may cancel the Purchase Notice or the Incremental Purchase of the Receivable Interests shall be made by the Investors. On the date of each Incremental Purchase, upon satisfaction of the applicable conditions precedent set forth in Article IV, PREFCO or each Investor, as applicable, shall wire
             ----------
transfer to the Person and account specified in the applicable Purchase Notice, in immediately available funds, no later than 12:00 noon (Chicago time), an amount equal to (i) in the case of PREFCO, the aggregate of the Purchase Prices of each of the Receivable Interests PREFCO is purchasing, or (ii) in the case of an Investor, such Investor's Pro Rata Share of the Purchase Prices of each of the Receivable Interests the Investors are purchasing.

          Section 1.3.  Selection of Tranche Periods and Discount Rates.  (a)
                        -----------------------------------------------
Each Receivable Interest shall at all times have an associated amount of Capital, a Discount Rate and Tranche Period applicable to it. Not less than $1,000,000 of Capital may be allocated to any single Receivable Interest with respect to which a LIBO Rate applies. The Seller shall request Discount Rates and Tranche Periods for the Receivable Interests of the Purchasers. The Seller may select the CP Rate, with the concurrence of the Agent, or the Base Rate for the Receivable Interests of PREFCO and the LIBO Rate or the Base Rate for the Receivable Interests of the Investors. The Seller shall (i) by 11:00 a.m. (Chicago time) at least three Business Days prior to the expiration of any then existing Tranche Period with respect to which the LIBO Rate is being requested as a new Discount Rate, (ii) by at least 9:00 a.m. (Chicago time) on the date of expiration of any then existing Tranche Period with respect to which the CP Rate is being requested as a new Discount Rate, and (iii) by at least 9:00 a.m. (Chicago time) on the date of expiration of any then existing Tranche Period with respect to which the Base Rate is being requested as a new Discount Rate, give the Agent irrevocable notice of the new Tranche Period and Discount Rate for the Receivable Interest associated with such expiring Tranche Period. If the Seller fails to request timely a Discount Rate and/or a Tranche Period for any Receivable Interest pursuant to the terms of this SECTION 1.3, the Discount Rate shall be the Base Rate, and the applicable Tranche Period shall be a period of one Business Day commencing on the day requested in the Purchase Notice or the last day of the then expiring Tranche Period for such Receivable Interest, as applicable. Until the Seller gives notice to the Agent of another Discount Rate, the initial Discount Rate for any Receivable Interest transferred to the Investors pursuant to Section 2.1 shall be the Base Rate.
                      -----------

          (b) If any Investor notifies the Agent that it has determined that funding its Pro Rata Share of the Receivable Interests of the Investors at a LIBO Rate would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or that (i) deposits of a type and maturity appropriate to match fund its Receivable Interests at such LIBO Rate are not available, or (ii) such LIBO Rate does not accurately reflect the cost of acquiring or maintaining a Receivable Interest at such LIBO Rate, then the Agent shall suspend the availability of such LIBO Rate and require the Seller to select a new Discount Rate for any Receivable Interest accruing Discount at such LIBO Rate. In the event of any such notice by an Investor, at Seller's request, such Investor shall assign its rights and obligations under this Agreement to
(x) another Investor (if any such Investor is willing to accept such assignment) or (y) another Eligible Person nominated by the Seller who is willing to participate in this Agreement through the Liquidity Termination Date; provided that the assigning Investor receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such assigning Investor's Pro Rata Share of the Capital and Discount owing to the Investors and all accrued but unpaid fees and other costs and expenses payable in respect of its Pro Rata Share of the Receivable Interests.

          Section 1.4.  Percentage Evidenced by Receivable Interests.  Each
                        --------------------------------------------
Receivable Interest shall be initially computed on its date of purchase. Thereafter, until its Liquidation Day, each Receivable Interest shall be automatically recomputed (or deemed to be recomputed) on each day prior to its Liquidation Day. The variable percentage represented by any Receivable Interest as computed (or deemed recomputed) as of the close of business on the day immediately preceding its Liquidation Day shall remain constant at all times after such Liquidation Day.

          Section 1.5.  Dividing or Combining Receivable Interests.  The Seller
                        ------------------------------------------
or the Agent may, upon notice to and consent by the other received at the time a Tranche Period and Discount Rate is selected pursuant to Section 1.3(a), take
                                                         --------------
any of the following actions with respect to such Receivable Interest: (i) divide the Receivable Interest into two or more Receivable Interests having aggregate Capital equal to the Capital of such divided Receivable Interest, (ii) combine the Receivable Interest with another Receivable Interest with a Tranche Period ending on the same day, creating a new Receivable Interest having Capital equal to the Capital of the two Receivable Interests combined, or (iii) combine the Receivable Interest with a Receivable Interest to be purchased on such day by such Purchaser, creating a new Receivable Interest having Capital equal to the Capital of the two Receivable Interests combined, provided that a Receivable Interest of PREFCO may not be combined with a Receivable Interest of the Investors.

          Section 1.6.  Reinvestment Purchases and Settlements.  At any time
                        --------------------------------------
that any Collection is received by the Servicer after the initial purchase, or any other Incremental Purchase, of a Receivable Interest hereunder and on or prior to the Liquidation Day of such Receivable Interest:

          first, at any time the Servicer is not the Seller, the Originator or
          -----
     an Affiliate thereof, the Servicer may retain a portion of such Collection in payment of any Servicer Fee that is then due and owing;

          second, the Servicer is hereby directed to pay a portion of the
          ------
     remainder, if any, of such Collection to the Agent in payment of any accrued and unpaid Discount that is then due and owing;

          third, except to the extent the Seller wishes to reduce the
          -----
     outstanding amount of Capital of a Receivable Interest (in which case the provisions of SECTION 1.7 shall be applicable to the portion of such Receivable Interest represented by such reduction in Capital), the Seller hereby requests and the Purchasers hereby agree to make, simultaneously with such receipt, a reinvestment (each, a "REINVESTMENT") with that portion of the remainder of such Collection that is part of such Receivable Interest such that after giving effect to such Reinvestment, the amount of the Capital of such Receivable Interest immediately after any such receipt and corresponding

     Reinvestment shall be equal to the amount of the Capital immediately prior to such receipt;

          fourth, if the Servicer is the Seller, the Originator or an Affiliate
          ------
     thereof, the Servicer may retain a portion of the remainder, if any, of such Collection in payment of any Servicer Fee that is then due and owing; and

          fifth, any remaining portion of such Collection may be applied to
          -----
     making an additional Incremental Purchase in accordance with the terms of this Agreement or paid to the Seller, in either case, as the Seller may direct.

          Section 1.7.  Liquidation Settlement Procedures.  On the Liquidation
                        ---------------------------------
Day of a Receivable Interest and on each day thereafter:

          (a) the Servicer shall set aside and hold in trust for the holder(s) of such Receivable Interest, the percentage evidenced by such Receivable Interest of all Collections received on such day, including, but not limited to, Collections deemed to have been received on or prior to such day pursuant to Section 1.8 which have not otherwise been paid by the
                     -----------
     Seller; and

          (b) the Servicer shall set aside and hold in trust for the Seller and the holder(s) of such Receivable Interest, as their interests may appear, the remaining portion of the Collections received on such day (the "REMAINING COLLECTIONS").

On the last day of each Tranche Period of a Receivable Interest after the occurrence of its Liquidation Day, the Servicer shall remit to the Agent's account the amounts set aside pursuant to clause (a) above, but not to exceed the sum of (i) the accrued Discount for such Receivable Interest, (ii) the Capital of such Receivable Interest, (iii) the accrued Servicer Fee for such Receivable Interest, and (iv) the aggregate of all other amounts then owed hereunder or under the other Transaction Documents by Seller to the Purchasers. If there shall be insufficient funds on deposit for the Servicer to distribute funds in payment in full of the aforementioned amounts, the Servicer shall distribute funds:

          first, to reimbursement of the Agent's costs of collection and
          -----
     enforcement of this Agreement,

          second, to the Servicer (if the Servicer is not the Seller, the
          ------
     Originator or an Affiliate thereof) in payment of all accrued Servicer Fee in respect of such Receivable Interest, third, in payment of all accrued and unpaid Discount for such
          -----
     Receivable Interest that are then due and owing,

          fourth, in reduction of the Capital of such Receivable Interest,
          ------

          fifth, in payment of all other amounts (including, without limitation,
          -----
     Deemed Collections, Early Collection Fees and Default Fees, if any), that are then due and owing to the Purchasers, and sixth, to the Servicer (if the Seller, the Originator or an Affiliate
          -----
     thereof is the Servicer) in payment of all accrued Servicer Fee in respect of such Receivable Interest.

Collections allocated to the Receivable Interests of the Investors shall be shared ratably by the Investors in accordance with their Pro Rata Shares. Collections applied to the payment of fees, expenses, Discount and all other amounts payable or reimbursable by the Seller to the Agent and/or the Purchasers hereunder or under any of the other Transaction Documents shall be allocated ratably among the Agent and the Purchasers in accordance with such amounts owing to each of them. To the extent Collections are available for such purpose in accordance with the foregoing, the accrued Servicer Fee in respect of each Receivable Interest shall be remitted to the Servicer. Remaining Collections shall be held in trust by the Servicer and invested in Permitted Investments selected from time to time by the Seller, with all income and losses from such Permitted Investments and transaction fees arising in connection with the making or liquidation of such Permitted Investments being for the account of the Seller. If any amount payable by the Seller to the Agent or the Purchasers under this Agreement or any of the other Transaction Documents is not paid within one (1) Business Day after the date when due (such unpaid amount, together with any Default Fee due in respect thereof, being hereinafter referred to as a "DEFICIENCY"), the Servicer shall promptly liquidate a portion of the Permitted Investments in the amount of such Deficiency and shall pay such amount to the Agent for the account of the relevant Purchaser(s). From and after the Business Day on which all Aggregate Unpaids have been paid in full, the Servicer shall pay to Seller all remaining Collections.

          Section 1.8.  Limited Recourse.
                        ----------------

          (a) If on any day the Outstanding Balance of a Receivable is (i) reduced as a result of any rejected or returned goods or services, any cash discount or any adjustment by the Seller, or (ii) reduced or cancelled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), the Seller shall be deemed to have received on the following Business Day a Collection of such Receivable in the amount of such reduction or cancellation.

          (b) If on any day on or after the Facility Termination Date the Outstanding Balance of a Receivable is charged-off as uncollectible, the Seller shall be deemed to have received on the following Business Day a Collection of such Receivable; provided, however, that the aggregate amount of Collections the Seller shall be deemed to have received under this Section 1.8(b) shall not
                                                   --------------
exceed the Loss Recourse Percentage of the aggregate Capital outstanding on the Facility Termination Date.

          (c)  If on any day any of the representations or warranties in Section
                                                                        -------
3.1 is no longer true with respect to a Receivable, the Seller shall be deemed
---
to have received on the following Business Day a Collection of such Receivable in full.

          (d) If the Seller receives any Collections or is deemed to receive Collections pursuant to this Section 1.8 or otherwise, the Seller shall
                             -----------
immediately pay such Collections or deemed Collections to the Servicer and, at all times prior to such payment, such Collections shall be held in trust by the Seller for the exclusive benefit of the Purchasers and the Agent.

          Section 1.9.  Discount; Payments and Computations, Etc.
                        ----------------------------------------

          (a) Discount shall accrue for each Receivable Interest for each day occurring during the Tranche Period for such Receivable Interest. On the last day of each Tranche Period the Seller shall pay to the Agent an amount equal to the accrued and unpaid Discount for such Tranche Period.

          (b) Notwithstanding any limitation on recourse contained in this Agreement, the Seller shall pay to the Agent, for the account of the relevant Purchasers, such fees as set forth in the Fee Letter, all amounts payable as Discount, all amounts payable pursuant to Article VIII, if any, all Servicer
                                          ------------
costs, if any, payable pursuant to SECTION 6.2, any and all issuing and paying agent fees and commissions of commercial paper dealers and, to the extent not duplicative of commercial paper dealer commissions, placement agents in respect of Commercial Paper issued to fund any Receivable Interest of PREFCO hereunder (to the extent each of the foregoing has not been included in the determination of the CP Rate), and on demand therefor, any Early Collection Fee. If any Person fails to pay any amount when due hereunder and such non-payment results in either a Servicer Default under Section 7.1(a)(i) or a Termination Event
                                   -----------------
under Section 7.2(a)(i), such Person agrees to pay, on demand, the Default Fee.
      -----------------

          (c) All amounts to be paid or deposited by any Person hereunder shall be paid or deposited in accordance with the terms hereof no later than 12:00 noon (Chicago time) on the day when due in immediately available funds; if such amounts are payable to a Purchaser they shall be paid to the Agent, for the account of such Purchaser, at One First National Plaza, Chicago, Illinois 60670 until otherwise notified by the Agent.

          Section 1.10.  Maximum Aggregate Receivables Interest; Grant of
                         ------------------------------------------------
Security Interest.  The Seller shall ensure that the aggregate Receivable
-----------------
Interests of the Purchasers shall at no time exceed 100%. If, on any day, the aggregate Receivable Interests of the Purchasers exceeds 100%, the Seller shall immediately pay to the Agent an amount to be applied to reduce the Capital of the Receivable Interests, such that after giving effect to such payment the aggregate of the Receivable Interest equals or is less than 100%. Such amount shall be applied to the reduction of the Capital of the Receivable Interests ratably in accordance with the percentages of the Receivable Interests. Any amounts received by the Investors pursuant to the preceding sentence shall be applied ratably in accordance with their Pro Rata Shares. The Seller hereby grants to the Agent for the ratable benefit of the Purchasers a security interest in all of its now existing and hereafter arising or acquired right, title and interest in and to the Receivables, the Related Security, the Collection Accounts, the Collections and all proceeds of the foregoing to secure payment of the Aggregate Unpaids, including its indemnity obligations under
ARTICLE VIII and all other obligations owed hereunder and under the Fee Letter to the Agent and/or the Purchasers.

          Section 1.11.  Non-Performing Investors.  If one or more Investors
                         ------------------------
defaults in its obligation to pay its Pro Rata Share of the Purchase Price for a Receivables Interest pursuant to Section 1.2(ii) (each such Investor shall be
                                 ---------------
called a "NON-PERFORMING INVESTOR" and the aggregate amount of such defaulted obligations being herein called the "PURCHASE PRICE DEFICIT"), then upon notice from the Agent, each other Investor (a "PERFORMING INVESTOR") shall promptly pay to the Agent, in immediately available funds, an amount equal to the lesser of
(x) such Performing Investor's proportionate share (based upon the relative Commitments of the Performing Investors) of the Purchaser Price Deficit and (y) the unused portion of such Performing Investor's Commitment. A Non-Performing Investor shall forthwith upon demand pay to the Agent for the account of the Performing Investors all amounts paid by each Performing Investor on behalf of such Non-Performing Investor, together with interest thereon, for each day from the date a payment was made by a Performing Investor until the date such Performing Investor has been paid such amounts in full, at a rate per annum equal to the Federal Funds Effective Rate plus 2%. In addition, without prejudice to any other rights that the Seller may have under applicable law, each Non-Performing Investor shall pay to the Seller forthwith upon demand, the difference between the Purchase Price Deficit and the amount paid with respect thereto pursuant to this Section 1.11 by the Performing Investors, together with
                         ------------
interest thereon, for each day from the date of the Agent's request for such Non-Performing Investor's Pro Rata Share of the Purchase Price pursuant to
Section 1.2(ii) until the date the requisite amount is paid to the Seller in
---------------
full, at a rate per annum equal to the Federal Funds Effective Rate plus 2%.

          Section 1.12.  Characterization.  If the conveyance by the Seller to
                         ----------------
the Purchasers of interests in Receivables hereunder shall be characterized as a secured loan and not a sale, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and that the Seller shall be deemed to have granted to the Agent for the ratable benefit of the Purchasers a duly perfected Security Interest in all of the Seller's right, title and interest in, to and under the Receivables, the Collections, each Collection Account, all Related Security, all payments on or with respect to such Receivables, all other rights relating to and payments made in respect of the Receivables, and all proceeds of any thereof, prior to all other Security Interests therein. After a Termination Event, the Agent and the Purchasers shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor after default under the UCC and other applicable law, which rights and remedies shall be cumulative.

          Section 1.13.  Seller's Extinguishment.  The Seller shall have the
                         -----------------------
right, on not less than thirty (30) Business Days' written notice to the Agent, at any time following the reduction of the Capital to a level that is less than 5.0% of the original Purchase Limit, to repurchase from the Purchasers all, but not less than all, of the then outstanding Receivable Interests. The purchase price in respect thereof shall be an amount equal to the Aggregate Unpaids through the date of such repurchase, payable in immediately available funds. Such repurchase shall be without representation, warranty or recourse of any kind by, on the part of, or against any Purchaser or the Agent.

          Section 1.14.  Servicer Fee.  On the 20th day of each month hereafter
                         ------------
commencing February 20, 1997, to the extent of available Collections in accordance with the priorities set forth in SECTIONS 1.6 and 1.7, the Servicer shall be paid the Servicer Fee in arrears for the preceding month.


                                  ARTICLE II
                              LIQUIDITY FACILITY

          Section 2.1.  Transfer to Investors.  Each Investor hereby agrees,
                        ---------------------
subject to Section 2.4, that immediately upon written notice from PREFCO
           -----------
delivered on or prior to the Liquidity Termination Date, it shall acquire by assignment from PREFCO, without recourse or warranty, its Pro Rata Share of one or more of the Receivable Interests of PREFCO as specified by PREFCO. The Agent shall promptly notify the Seller of each notice from PREFCO received under this
Section 2.1.  Each Investor shall promptly pay to the Agent at an account
-----------
designated by the Agent, for the benefit of PREFCO, its Acquisition Amount. Unless an Investor has notified the Agent that it does not intend to pay its Acquisition Amount, the Agent may assume that such payment has been made and may, but shall not be obligated to, make the amount of such payment available to PREFCO in reliance upon such assumption. PREFCO hereby sells and assigns to the Agent for the ratable benefit of the Investors, and the Agent hereby purchases and assumes from PREFCO, effective upon the receipt by PREFCO of the PREFCO

Transfer Price, the Receivable Interests of PREFCO which are the subject of any transfer pursuant to this Article II.
                          ----------

          Section 2.2.  Transfer Price Reduction Discount.  If the Adjusted
                        ---------------------------------
Liquidity Price is included in the calculation of the PREFCO Transfer Price for any Receivable Interest, each Investor agrees that the Agent shall pay to PREFCO the Reduction Percentage of any Discount received by the Agent with respect to such Receivable Interest.

          Section 2.3.  Payments to PREFCO.  In consideration for the reduction
                        ------------------
of the PREFCO Transfer Prices by the PREFCO Transfer Price Reductions, effective only at such time as the aggregate amount of the Capital of the Receivable Interests of the Investors equals the PREFCO Residual, each Investor hereby agrees that the Agent shall not distribute to the Investors and shall immediately remit to PREFCO any Discount, Collections or other payments received by it to be applied pursuant to the terms hereof or otherwise to reduce the Capital of the Receivable Interests of the Investors.

          Section 2.4.  Limitation on Commitment to Purchase from PREFCO.
                        ------------------------------------------------
Notwithstanding anything to the contrary in this Agreement, but without limiting the Investors' obligations to the Seller to purchase Receivable Interests under
Section 1.1, no Investor shall have any obligation to purchase any Receivable
-----------
Interest from PREFCO, pursuant to Section 2.1 or otherwise, if:
                                  -----------

               (a) PREFCO shall have voluntarily commenced any proceeding or filed any petition under any bankruptcy, insolvency or similar law seeking the dissolution, liquidation or reorganization of PREFCO or taken any corporate action for the purpose of effectuating any of the foregoing; or

               (b) involuntary proceedings or an involuntary petition shall have been commenced or filed against PREFCO by any Person under any bankruptcy, insolvency or similar law seeking the dissolution, liquidation or reorganization of PREFCO and such proceeding or petition shall have not been dismissed.

          Section 2.5.  Defaulting Investors.  If one or more Investors defaults
                        --------------------
in its obligation to pay its Acquisition Amount pursuant to Section 2.1 (each
                                                            -----------
such Investor shall be called a "DEFAULTING INVESTOR" and the aggregate amount of such defaulted obligations being herein called the "PREFCO TRANSFER PRICE DEFICIT"), then upon notice from the Agent, each Investor other than the Defaulting Investors (a "NON-DEFAULTING INVESTOR") shall promptly pay to the Agent, in immediately available funds, an amount equal to the lesser of (x) such Non-Defaulting Investor's proportionate share (based upon the relative Commitments of the Non-Defaulting Investors) of the PREFCO Transfer Price Deficit and (y) the unused portion of such Non-Defaulting Investor's Commitment. A Defaulting Investor shall forthwith upon demand pay to the Agent for the account of the Non-Defaulting Investors all amounts paid by each Non-Defaulting Investor on behalf of such Defaulting Investor, together with interest thereon, for each day from the date a payment was made by a Non-Defaulting Investor until the date such Non-Defaulting Investor has been paid such amounts in full, at a rate per annum equal to the Federal Funds Effective Rate plus 2%. In addition, without prejudice to any other rights that PREFCO may have under applicable law, each Defaulting Investor shall pay to PREFCO forthwith upon demand, the difference between such Defaulting Investor's unpaid Acquisition Amount and the amount paid with respect thereto by the non-Defaulting Investors, together with interest thereon, for each day from the date of the Agent's request for such Defaulting Investor's Acquisition Amount pursuant to Section 2.1 until the date the requisite amount
                               -----------
is paid to PREFCO in full, at a rate per annum equal to the Federal Funds Effective Rate plus 2%.

          Section 2.6.  Representations of the Investors.  Each of the Investors
                        --------------------------------
hereby represents and warrants to the Seller, the Agent and PREFCO as follows:

          (a) This Agreement has been duly executed and delivered by such Investor,

          (b) The execution, delivery and performance by such Investor of this Agreement have been duly authorized by all necessary corporate action,

          (c) Assuming the due authorization, execution and delivery of this Agreement by each of the other parties hereto, this Agreement constitutes the legal, valid and binding obligation of such Investor enforceable against such Investor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally.


                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES


          Section 3.1.  Seller Representations and Warranties.  The Seller
                        -------------------------------------
hereby represents and warrants to the Agent and the Purchasers that:

          (a)  Corporate Existence and Power.  The Seller is a corporation duly
               -----------------------------
organized, validly existing and in good standing under the laws of its state of incorporation, and has all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, except for such failures which will not, individually or in the aggregate, have a Material Adverse Effect.

          (b)  No Conflict.  The execution, delivery and performance by the
               -----------
Seller of this Agreement and each other document to be delivered hereunder to which it is a party, and the Seller's use of the proceeds of purchases made hereunder, are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of the Seller (except created hereunder); and no transaction contemplated hereby requires compliance with any bulk sales act or similar law. This Agreement and each other document to be executed and delivered by the Seller hereunder has been duly executed and delivered by the Seller.

          (c)  Governmental Authorization.  Other than the filing of the
               --------------------------
financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of this Agreement, any Collection Account Agreement or any other document to be delivered hereunder.

          (d)  Binding Effect.  This Agreement and each Collection Account
               --------------
Agreement constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally.

          (e)  Accuracy of Information.  All relevant information heretofore
               -----------------------
furnished by the Seller or any of its Affiliates to the Agent or the Purchasers for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Seller to the Purchasers will be, true and accurate in every material respect, on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

          (f)  Use of Proceeds.  No proceeds of any Purchase will be used (i)
               ---------------
for a purpose which violates, or would be inconsistent with, Regulation G, T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

          (g)  Title to Receivables; Perfection.  Each Receivable has been
               --------------------------------
purchased by the Seller from the Originator in accordance with the terms of the Sale Agreement or contributed to the Seller's capital under the Subscription

Agreement, and the Seller has thereby irrevocably obtained all legal and equitable title to, and has the legal right to sell and encumber, each Receivable, its Collections and the Related Security. Each such Receivable has been transferred to the Seller free and clear of any Adverse Claim. Without limiting the foregoing, there has been duly filed all financing statements or other similar instruments or documents necessary under the UCC of all appropriate jurisdictions (or any comparable law) to perfect the Seller's ownership interest in such Receivable. Immediately prior to each purchase hereunder, the Seller shall be the legal and beneficial owner of the Receivables and Collections and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by this Agreement and the documents entered into in connection herewith and except for such Adverse Claims as to which the Agent has received (i) an estoppel letter stating that upon receipt of immediately available funds in an amount not to the exceed the applicable Purchase Price, such Adverse Claim(s) will be automatically terminated, and (ii) irrevocable wire transfer instructions from the Seller directing the payment of the applicable Purchase Price (or portion thereof necessary to effect such automatic release of an Adverse Claim) directly to the holder of such Adverse Claim. This Agreement is effective to, and shall, upon each purchase hereunder, transfer to the relevant Purchaser or Purchasers (and such Purchaser or Purchasers shall acquire from the Seller) a valid and perfected first priority Security Interest in each Receivable existing or hereafter arising and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except as created by this Agreement and the documents entered into in connection herewith.

          (h)  Places of Business.  The principal places of business and chief
               ------------------
executive office of the Seller and the offices where the Seller keeps all its Records are located at the address(es) listed on EXHIBIT II or such other locations notified to the Agent in accordance with Section 5.2(a) in
                                                   --------------
jurisdictions where all action required by Section 5.2(a) has been taken and
                                           --------------
completed. The Seller's Federal Employer Identification Number is correctly set forth on EXHIBIT II.

          (i)  Collection Banks; etc.  Except as otherwise notified to the Agent
               ---------------------
in accordance with Section 5.2(b), (i) the Seller has instructed, or has
                   --------------
required the Originator to instruct, all Obligors to pay all Collections (A) directly to a lock-box listed on EXHIBIT III over which exclusive dominion and control has been transferred to the Seller or (B) at one of the Seller's or one of its Wholly-Owned Subsidiaries' stores, (ii) all proceeds from such lock-boxes are deposited directly by a Collection Bank into one of the depository accounts listed on EXHIBIT III, (iii) the names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of the Seller at each Collection Bank, are listed on EXHIBIT III. The Seller has not granted any Person, other than the Agent as contemplated by this Agreement, dominion and control of any Collection Account, or the right to take dominion and control of any Collection Account at a future time or upon the occurrence of a future event.

          (j)  Material Adverse Effect.  Since April 29, 1995, except as
               -----------------------
disclosed to the Agent in writing prior to the date of this Agreement, no event has occurred which would have a Material Adverse Effect.

          (k)  Names.  In the past five years, the Seller has not used any
               -----
corporate names, trade names or assumed names other than those listed on EXHIBIT II and names notified to the Agent after the date of this Agreement in accordance with Section 5.2(a).
                --------------

          (l)  Actions, Suits.  There are no actions, suits or proceedings
               --------------
pending, or to the best of the Seller's knowledge, threatened, against or affecting the Seller or the Originator, or any of the respective properties of the Seller or the Originator, in or before any court, arbitrator or other body, which constitutes a Material Adverse Effect.

          (m)  Credit and Collection Policy.  With respect to each Receivable,
               ----------------------------
each of the Originator, the Seller and the Servicer has complied in all material respects with the Credit and Collection Policy.

          (n)  Payments to Originator.  With respect to each Receivable sold to
               ----------------------
the Seller by the Originator, the Seller has given reasonably equivalent value to the Originator in consideration for such Receivable and the Related Security with respect thereto under the Sale Agreement and such transfer was not made for or on account of an antecedent debt. No transfer by the Originator of any Receivable is or may be voidable under any Section of the Bankruptcy Reform Act of 1978 (11 U.S.C. (S)(S) 101 et seq.), as amended.

          (o)  Ownership of the Seller.  The Originator owns, directly or
               -----------------------
indirectly, 100% of the issued and outstanding capital stock of the Seller. Such capital stock is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of the Seller.

          (p)  Not an Investment Company.  The Seller is not an "investment
               -------------------------
company" within the meaning of the Investment Company Act of 1940, as amended from time to time, or any successor statute.

          (q)  Purpose.  The Seller has determined that, from a business
               -------
viewpoint, the purchase of Receivables and related interests from the Originator under the Sale Agreement, and the sale of Receivable Interests to the Purchasers and the other transactions contemplated herein, are in the best interest of the Seller.

          (r)  Net Receivables Balance.  Both before and after giving effect to
               -----------------------
each Incremental Purchase and Reinvestment, the Net Receivables Balance exceeds the aggregate Capital then outstanding.

          Section 3.2.  Investor Representations and Warranties.  Each Investor
                        ---------------------------------------
hereby represents and warrants to the Agent and PREFCO that:

          (a)  Existence and Power.  Such Investor is a corporation or a banking
               -------------------
association duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all corporate power to perform its obligations hereunder.

          (b)  No Conflict.  The execution, delivery and performance by such
               -----------
Investor of this Agreement are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its certificate or articles of incorporation or association or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on its assets. This Agreement has been duly authorized, executed and delivered by such Investor.

          (c)  Governmental Authorization.  No authorization or approval or
               --------------------------
other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by such Investor of this Agreement.

          (d)  Binding Effect.  This Agreement constitutes the legal, valid and
               --------------
binding obligation of such Investor enforceable against such Investor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally.


                                  ARTICLE IV
                            CONDITIONS OF PURCHASES

          Section 4.1.  Conditions Precedent to Initial Purchase.  The initial
                        ----------------------------------------
purchase of a Receivable Interest under this Agreement is subject to the conditions precedent that the Agent shall have received on or before the date of such purchase those documents listed on SCHEDULE A hereto.

          Section 4.2.  Conditions Precedent to Purchases and Reinvestments.
                        ---------------------------------------------------
Each Incremental Purchase of a Receivable Interest (other than pursuant to
Section 2.1) and each Reinvestment shall be subject to the further conditions
-----------
precedent that:

          (a) in the case of each such Incremental Purchase, the Servicer shall have delivered to the Agent on or prior to the date of such purchase, in form and substance satisfactory to the Agent, all Periodic Reports due under Section
                                                                        -------
6.5;
---

          (b) on the date of each such Incremental Purchase and each Reinvestment, the following statements shall be true both before and after giving effect to such Incremental Purchase or Reinvestment (and acceptance of the proceeds of such Incremental Purchase or Reinvestment shall be deemed a representation and warranty by the Seller that such statements are then true):

          (i) the representations and warranties set forth in SECTION 3.1 are correct on and as of the date of such purchase or Reinvestment as though made on and as of such date;

          (ii) no event has occurred, or would result from such purchase or Reinvestment, that will constitute a Termination Event, and, in the case of an Incremental Purchase, no event has occurred and is continuing, or would result from such Incremental Purchase that would constitute a Potential Termination Event; and

          (iii) the Liquidity Termination Date shall not have occurred and the aggregate Receivable Interests shall not exceed 100% and the aggregate outstanding Capital does not exceed the Purchase Limit.


                                   ARTICLE V
                                   COVENANTS

          Section 5.1.  Affirmative Covenants of Seller.  Until the date on
                        -------------------------------
which the Aggregate Unpaids have been indefeasibly paid in full, the Seller hereby covenants that:

          (a)  Financial Reporting.  The Seller will maintain a system of
               -------------------
accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Agent:

               (i)  Annual Reporting.  Within 90 days after the close of each of
                    ----------------
     its fiscal years, consolidated financial statements of Kohl's Corporation for such fiscal year certified in a manner acceptable to the Agent by independent public accountants acceptable to the Agent.

               (ii) Quarterly Reporting.  Within 45 days after the close of the
                    -------------------
     first three quarterly periods of each of its fiscal years, consolidated balance sheets of Kohl's Corporation as at the close of each such period and related consolidated statements of income and retained earnings and a consolidated statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

               (iii) Compliance Certificate.  Together with the financial
                     ----------------------
     statements required hereunder, a compliance certificate in substantially the form of EXHIBIT IV signed by the Seller's corporate comptroller or chief financial officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

               (iv)  Shareholders Statements and Reports.  Promptly upon the
                     -----------------------------------
     furnishing thereof to the shareholders of Kohl's Corporation, copies of all financial statements, reports and proxy statements so furnished.

               (v)   S.E.C. Filings.  Promptly upon the filing thereof, copies
                     --------------
     of all registration statements and annual, quarterly, monthly or other regular reports which the Seller or Kohl's Corporation files with the Securities and Exchange Commission.

               (vi)  Change in Credit and Collection Policy.  At least 30 days
                     --------------------------------------
     prior to the effectiveness of any material change in or amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice indicating such change or amendment.

               (vii) Notices under Transaction Documents.  Forthwith upon its
                     -----------------------------------
     receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Agent or PREFCO, copies of the same.

          (b)  Notices.  The Seller will notify the Agent in writing of any of
               -------
the following immediately upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

               (i)  Termination Events, Servicer Defaults, Potential Termination
                    ------------------------------------------------------------
     Events and Potential Servicer Defaults.  The occurrence of each Termination
     --------------------------------------
     Event, (for so long as the Seller is the Servicer) Servicer Default or each Potential Termination Event or (for so long as the Seller is the Servicer) Potential Servicer Default, by a statement of the corporate comptroller or senior financial officer of the Seller.

               (ii) Judgment.  The entry of any judgment or decree against the
                    --------
     Seller if the aggregate amount of all judgments and decrees then outstanding against the Seller exceeds $10,000,000 after deducting (a) the amount with respect to which the Seller is insured and with respect to which the insurer has assumed responsibility in writing, and (b) the amount for which the

     Seller is otherwise indemnified if the terms of, and creditworthiness of the provider of, such indemnification are reasonably satisfactory to the Agent.

               (iii)  Litigation.  The institution of any litigation,
                      ----------
     arbitration proceeding or governmental proceeding against the Seller or to which the Seller becomes party in excess of $10,000 (other than litigation as to which the Originator has fully-indemnified the Seller in writing).

               (iv)   Termination Date under Sale Agreement.  The occurrence of
                      -------------------------------------
     the "TERMINATION DATE" under the Sale Agreement.

               (v)    Downgrade.  Any downgrade in the rating of any
                      ---------
     Indebtedness of the Seller or any downgrade below investment grade in the rating of any Indebtedness of Kohl's Corporation by Standard & Poor's Ratings Group or by Moody's Investors Service, Inc., setting forth the Indebtedness affected and the nature of such change.

          (c)  Compliance with Laws.  The Seller will comply in all respects
               --------------------
with all applicable laws, rules, regulations, orders writs, judgments, injunctions, decrees or awards to which it may be subject, the failure to comply with which, individually or in the aggregate, will or could reasonably be expected to have a Material Adverse Effect.

          (d)  Audits.  The Seller will furnish to the Agent from time to time
               ------
such information with respect to it and the Receivables as the Agent may reasonably request. The Seller shall, from time to time during regular business hours as requested by the Agent upon reasonable notice, permit the Agent, or its agents or representatives (and shall require the Originator to permit the Agent or its agents or representatives) at their expense except as hereinafter provided: (i) to examine and make copies of and abstracts from all Records in the possession or under the control of the Seller or the Originator relating to Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of the Seller or the Originator for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the Seller's or the Originator's financial condition or the Receivables and the Related Security or the Seller's or the Originator's performance under any of the Transaction Documents or the Seller's or the Originator's performance under the Contracts with any of the officers or employees of the Seller or the Originator having knowledge of such matters. Notwithstanding the foregoing, the Seller shall reimburse the Agent for up to $5,000 of the reasonable costs of each audit conducted by the Agent not more than once every two years. From and after the occurrence of a Servicer Default, the timing and expense limitations contained in the foregoing sentence shall no longer apply.

          (e)  Keeping and Marking of Records and Books.
               ----------------------------------------

               (i) The Seller will, and will require the Originator to, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Seller will, and will require the Originator to, give the Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.

               (ii) The Seller will, and will require the Originator to, (A) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Receivable Interests with a legend stating that the Receivables are subject to a Security Interest in favor of the Agent for the benefit of the Purchasers and (B) upon the request of the Agent following a Servicer Default: (1) mark each Contract (other than sales receipts) with a legend describing the Security Interest of the Agent and (2) deliver to the Agent all Contracts (including, without limitation, all multiple originals in the Seller's possession of any such Contract which constitutes an instrument, a letter of credit or chattel paper) relating to the Receivables.

          (f)  Compliance with Contracts and Credit and Collection Policy.  The
               ----------------------------------------------------------
Seller will, and will require the Originator to, timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract. The Seller will, and will require the Originator to, pay when due any sales, use, excise, stamp or other transactional taxes payable in connection with the Receivables or the sale of goods or services giving rise thereto.

          (g)  Purchase of Receivables from the Originator.  With respect to
               -------------------------------------------
each Receivable purchased under the Sale Agreement, the Seller shall (or shall require the Originator to) take all actions necessary to vest legal and equitable title to such Receivable and the Related Security irrevocably in the Seller, including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC of all appropriate jurisdictions (or any comparable law) to perfect the Seller's interest in such Receivable and such other action to perfect, protect or more fully evidence the interest of the Seller as the Agent may reasonably request.

          (h)  Ownership Interest.  The Seller shall take all necessary action
               ------------------
to establish and maintain a valid and perfected first priority undivided percentage ownership interest in the Receivables and the Related Security and Collections with respect thereto, to the full extent contemplated herein, in favor of the Agent and the Purchasers, including, without limitation, taking such action to perfect, protect or more fully evidence the interest of the Agent and the Purchasers hereunder as the Agent may reasonably request.

          (i)  Payment to the Originator.  With respect to any Receivable
               -------------------------
purchased by the Seller from the Originator, such sale shall be effected under, and in strict compliance with the terms of, the Sale Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to the Originator in respect of the purchase price for such Receivable.

          (j)  Performance and Enforcement of Sale Agreement and Parent Demand
               ---------------------------------------------------------------
Note.  The Seller shall timely perform the obligations required to be performed
----
by the Seller, and shall vigorously enforce the rights and remedies accorded to the Seller, under the Sale Agreement. The Seller shall take all actions to perfect and enforce its rights and interests (and the rights and interests of the Purchasers and the Agents, as assignees of the Seller) under the Sale Agreement, as the Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Sale Agreement. The Seller shall diligently enforce its rights and interests under the Parent Demand Note including, but not limited to, making demand for payment thereunder when required by the terms of this Agreement.

          (k)  Purchasers' Reliance.  The Seller acknowledges that the
               --------------------
Purchasers are entering into the transactions contemplated by this Agreement in reliance upon the Seller's identity as a legal entity that is separate from the Originator. Therefore, from and after the date of execution and delivery of this Agreement, the Seller shall take all reasonable steps including, without limitation, all steps that the Agent or any Purchaser may from time to time reasonably request to maintain the Seller's identity as a separate legal entity and to make it manifest to third parties that the Seller is an entity with assets and liabilities distinct from those of the Originator and any Affiliates thereof and not just a division of the Originator. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Seller shall:

          (i) conduct its own business in its own name and require that all full-time employees of the Seller, if any, identify themselves as such and not as employees of the Originator (including, without limitation, by means of providing such employees with business or identification cards identifying such employees as the Seller's employees);

          (ii) compensate all employees, consultants and agents directly, from the Seller's bank accounts, for services provided to the Seller by such employees, consultants and agents and, to the extent any employee, consultant or agent of the Seller is also an employee, consultant or agent of the Originator, allocate the compensation of such employee, consultant or agent between the Seller and the Originator on a basis which reflects the services rendered to the Seller and the Originator;

          (iii) clearly identify its offices (by signage or otherwise) as its offices and, if such office is located in the offices of the Originator, the Seller shall lease such office at a fair market rent;

          (iv)   have separate stationery, invoices and checks in its own name;

          (v) conduct all transactions with the Originator (including, without limitation, any delegation of its obligations hereunder as Servicer) on terms that are consistent with those that would be obtained by an unaffiliated entity on an arm's-length basis, allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between the Seller and the Originator on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

          (vi) at all times have at least one member of its Board of Directors (an "INDEPENDENT DIRECTOR") who is "INDEPENDENT" as provided in the Seller's Articles of Incorporation as in effect on the date hereof;

          (vii) observe all corporate formalities as a distinct entity, and ensure that all corporate actions relating to (A) the selection, maintenance or replacement of the Independent Director, (B) the dissolution or liquidation of the Seller or (C) the initiation of participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving the Seller, are duly authorized by unanimous vote of its Board of Directors (including the Independent Director);

          (viii) maintain the Seller's books and records separate from those of the Originator and otherwise readily identifiable as its own assets rather than assets of the Originator;

          (ix) prepare financial statements separate from those of the Originator and insure that any consolidated financial statements of the Originator or any Affiliate thereof that include the Seller have detailed notes clearly stating that the Seller is a separate corporate entity and that its assets will be available first and foremost to satisfy the claims of the creditors of the Seller;

          (x) except as herein specifically otherwise provided, not commingle funds or other assets of the Seller with those of the Originator and not maintain bank accounts or other depository accounts to which the Originator is an account party, into which the Originator makes deposits or from which the Originator has the power to make withdrawals except in its capacity as Sub-Servicer; and

          (xi) not permit the Originator to pay any of the Seller's operating expenses (except pursuant to allocation arrangements that comply with the requirements of this SECTION 5.1(K)).

          (l)    Collections.  The Seller shall instruct, or require the
                 -----------
Originator to instruct, all Obligors to pay all Collections directly to (i) a segregated lock-box or other Collection Account listed on EXHIBIT III, each of which is subject to a Collection Account Agreement, or (ii) at one of the Originator's or one of its Wholly-Owned Subsidiaries' stores. In the case of payments remitted to any such lock-box or store, the Originator may credit those payments against the Subordinated Loan and/or retain such payments except to the extent that the Seller is obligated to pay such amounts to the Agent for the benefit of the Purchasers hereunder (in which case, such payments shall be paid to a depositary account of the Seller listed on EXHIBIT III hereto). The Seller shall maintain exclusive dominion and control (subject to the terms of this Agreement) to each Collection Account. In the case of any Collections received by the Seller or the Originator or at one of its or its Wholly-Owned Subsidiary's stores following the occurrence of a Servicer Default, the Seller shall remit, or shall require the Originator to remit, such Collections to a Collection Account of the Seller not later than the Business Day immediately following the date of receipt of such Collections, and, at all times prior to such remittance, the Seller or the Originator, as the case may be, shall itself hold such Collections in trust, for the exclusive benefit of the Agent and the Purchasers. In the case of any remittances received by the Seller in any such Collection Account that shall have been identified, to the satisfaction of the Servicer, to not constitute Collections or other proceeds of the Receivables or the Related Security, the Seller shall promptly remit such items to the Person identified to it as being the owner of such remittances. From and after the date the Agent delivers to any of the Collection Banks a Collection Notice pursuant to SECTION 6.3, the Agent may request that the Seller, and the Seller thereupon promptly shall and shall direct the Originator to, direct all Obligors on Receivables to remit all payments thereon to a new depositary account (the "NEW CONCENTRATION ACCOUNT") specified by the Agent and, at all times thereafter the Seller shall not deposit or otherwise credit, and shall not permit the Originator or any other Person to deposit or otherwise credit to the New Concentration Account any cash or payment item other than Collections. Alternatively, the Agent may request that the Seller, and the Seller thereupon promptly shall, direct all Persons then making remittances to any Collection Account listed on EXHIBIT III which remittances are not payments on Receivables to deliver such remittances to a location other than an account listed on
EXHIBIT III.

          (m) Minimum Net Worth.  The Seller shall at all times maintain Net
              -----------------
Worth of not less than the Required Capital Amount.

          (n)  Parent Demand Note.
               ------------------

          (i) In the event that Kohl's Corporation shall fail to have a senior long-term unsecured debt rating of at least BBB- from Standard & Poor's Corporation, or Kohl's Corporation shall fail to have a long-term senior unsecured debt rating of at least Baa3 from Moody's Investors Service, Inc. or a Trigger Event occurs, the Seller shall demand immediate repayment in full of all principal outstanding under the Parent Demand Note.

         (ii) In addition to the foregoing, in the event that Collections in any month following the Facility Termination Date and other funds available to the Seller are insufficient to pay the full amount of Discount, fees due under the Fee Letter and servicing fees and expenses due to the Sub-Servicer under the Sale Agreement, the Seller shall demand payment of a portion of the outstanding principal under the Parent Demand Note, if any, in an amount equal to the lesser of the unpaid principal thereunder or the aggregate amount of Discount, fees due under the Fee Letter and servicing fees and expenses due to the Sub-Servicer under the Sale Agreement which were not paid from such Collections or other funds.

        (iii)  Lastly, if on any Business Day following the Facility
     Termination Date, the Seller is unable to pay any deemed Collection due and owing the Agent and the Purchasers under SECTION 1.8 on such day, the Seller shall demand payment of a portion of the outstanding principal under the Parent Demand Note, if any, in an amount equal to the lesser of the unpaid principal thereunder or the aggregate amount of such deemed Collections which the Seller was unable to pay.

          Section 5.2.  Negative Covenants of Seller.  Until the date on which
                        ----------------------------
the Aggregate Unpaids have been indefeasibly paid in full, the Seller hereby covenants that:

          (a)  Name Change, Offices, Records and Books of Accounts.  The Seller
               ---------------------------------------------------
will not change its name, identity or corporate structure (within the meaning of Section 9-402(7) of any applicable enactment of the UCC), use any new trade name or assumed business name to identify itself, or relocate its chief executive office or any office where Records are kept unless it shall have: (i) given the Agent at least 45 days prior notice thereof and (ii) delivered to the Agent all financing statements, instruments and other documents requested by the Agent in connection with such change or relocation.

          (b)  Change in Payment Instructions to Obligors. The Seller will not
               ------------------------------------------
add or terminate any bank as a Collection Bank from those listed in EXHIBIT III, or make any change in its instructions to Obligors regarding payments to be made to the Seller or payments to be made to any Collection Account or Collection Bank, unless the Agent shall have received, at least 10 days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account, an executed account agreement from, and executed copies of a Collection Account Agreement to, the Collection Bank; provided, however, that the Seller may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account.

          (c)  Modifications of Receivables and Contracts.  Except as provided
               ------------------------------------------
in Section 6.2(c), the Seller, acting as Servicer or otherwise, will not extend,
   --------------
amend or otherwise modify the economic terms of any Receivable or of any Contract related thereto other than in accordance with the Credit and Collection Policy, or amend any Contract to convert it into "chattel paper", except that the Seller may amend the economic terms of any Contract (and, to the extent applicable, the Credit and Collection Policy) to: (x) comply with applicable laws and regulations from time to time in effect in any state in which the Seller now or hereafter extends consumer credit, (y) increase the interest rate, fees or minimum monthly installments payable thereunder, and/or (z) shorten the maturity of amounts outstanding thereunder (all of the foregoing, "PERMITTED AMENDMENTS") PROVIDED the Seller promptly provides copies of each Permitted Amendment to the Agent for distribution to the Purchasers.

          (d)  Sales, Liens, Etc.  The Seller shall not, and shall not authorize
               ------------------
the Originator to, sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable or Related Security or Collections in respect thereof, or upon or with respect to any Contract under which any Receivable arises, or any lock-box or Collection Account or assign any right to receive income in respect thereof (other than, in each case, the creation of the interests therein in favor of the Agent and the Purchasers provided for herein), and the Seller shall defend the right, title and interest of the Agent and the Purchasers in, to and under any of the foregoing property, against all claims of third parties claiming through or under the Seller or the Originator.

          (e)  Nature of Business; Other Agreements; Other Indebtedness.  The
               --------------------------------------------------------
Seller shall not engage in any business or activity of any kind or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, in each case other than the transactions contemplated and
authorized by this Agreement and the Sale Agreement.   Without limiting the
generality of the foregoing, the Seller shall not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than:

          (i) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business,

          (ii)   the incurrence of obligations under this Agreement,

          (iii) the incurrence of obligations, as expressly contemplated in the Sale Agreement, to make payment to the Originator thereunder for the purchase of Receivables from the Originator under the Sale Agreement, and

          (iv) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated in SECTION 5.1(K) of this Agreement.

In the event the Seller shall at any time borrow a "SUBORDINATED LOAN" under the Sale Agreement, the obligations of the Seller in connection therewith shall be subordinated to the obligations of the Seller to the Purchasers and the Agent under this Agreement, on the terms provided for in the Subordinated Note and the Sale Agreement.

          (f)    Amendments to Sale Agreement.  The Seller shall not, without
                 ----------------------------
the prior written consent of the Agent (which consent shall not be unreasonably withheld or delayed):

          (i)    cancel or terminate the Sale Agreement,

          (ii) give any consent, waiver, directive or approval under the Sale Agreement,

          (iii) waive any default, action, omission or breach under the Sale Agreement, or otherwise grant any indulgence thereunder, or

          (iv) amend, supplement or otherwise modify any of the terms of the Sale Agreement.

          (g)    Amendments to Corporate Documents.  The Seller shall not
                 ---------------------------------
amend its Articles of Incorporation or By-Laws in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, SECTION 5.1(K) of this Agreement.

          (h)    Merger.  The Seller shall not merge or consolidate with or
                 ------
into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person.

          (i)    Restricted Junior Payments.  The Seller shall not make any
                 --------------------------
Restricted Junior Payment:

          (i)    if any Trigger Event exists or would result therefrom; or

          (ii) if (A) the product of the Loss Recourse Percentage times outstanding Capital is greater than (B) the sum of the outstanding principal balance of the Parent Demand Note plus Net Worth;

PROVIDED, HOWEVER, that the Seller may make payments on the Subordinated Note (as defined in the Sale Agreement) to the extent permitted by the terms thereof following a Termination Event under SECTION 7.2(C).


                                  ARTICLE VI
                         ADMINISTRATION AND COLLECTION

          Section 6.1.  Designation of Servicer.  (a) The servicing,
                        -----------------------
administration and collection of the Receivables shall be conducted by such Person (the "SERVICER") so designated from time to time in accordance with this
Section 6.1.  The Seller is hereby designated as, and hereby agrees to perform
-----------
the duties and obligations of, the Servicer pursuant to the terms of this Agreement. The Agent may at any time following a Servicer Default designate as Servicer any Person to succeed the Seller or any successor Servicer.

          (b) The Seller is permitted to delegate, and the Seller hereby advises the Purchasers and the Agent that it has delegated, to the Originator, as subservicer of the Servicer, certain of its duties and responsibilities as Servicer hereunder in respect of the Receivables transferred by the Originator to the Seller. Notwithstanding the foregoing, (i) the Seller shall be and remain primarily liable to the Agent and the Purchasers for the full and prompt performance of all duties and responsibilities of the Servicer hereunder and
(ii) the Agent and the Purchasers shall be entitled to deal exclusively with the Seller in matters relating to the discharge by the Servicer of its duties and responsibilities hereunder, and the Agent and the Purchasers shall not be required to give notice, demand or other communication to any Person other than the Seller in order for communication to the Servicer and its subservicer or other delegate in respect thereof to be accomplished. The Seller, at all times that it is the Servicer, shall be responsible for providing its subservicer or other delegate with any notice given under this Agreement.

          (c)    Without the prior written consent of the Required Investors,
(i) the Seller shall not be permitted to delegate any of its duties or responsibilities as Servicer to any Person other than the Originator, and then such delegation shall be limited to the activities of Servicer hereunder as the same may relate to the Receivables originated by the Originator, and (ii) the Originator shall not be permitted to further delegate to any other Person any of the duties or responsibilities of the Servicer delegated to it by the Seller. If at any time the Agent shall designate as Servicer any Person other than the Seller, all duties and responsibilities theretofore delegated by the Seller to the Originator may, at the discretion of the Agent, be terminated forthwith on notice given by the Agent to the Seller.

          Section 6.2.  Duties of Servicer.  (a) The Servicer shall take or
                        ------------------
cause to be taken all such actions as may be necessary or reasonably advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

          (b) The Servicer shall administer the Collections in accordance with the procedures described herein and in Article I. The Servicer shall set aside
                                       ---------
and hold in trust for the account of the Seller and the Purchasers their respective shares of the Collections of Receivables in accordance with Section
                                                                       -------
1.7.  The Servicer shall upon the request of the Agent after the occurrence of a
---
Termination Event, segregate, in a manner acceptable to the Agent, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Servicer or the Seller prior to the remittance thereof in accordance with Section 1.7. If the Servicer shall be
                                      -----------
required to segregate Collections pursuant to the preceding sentence, the Servicer shall segregate and deposit with a bank designated by the Agent such allocable share of Collections of Receivables set aside for the Purchasers on the first Business Day following receipt by the Servicer of such Collections, duly endorsed or with duly executed instruments of transfer. From and after a Servicer Default, all Collection Accounts shall be required to be concentrated on a daily basis into a concentration account at the Agent or at another bank but under the Agent's exclusive dominion and control for the benefit of the Seller and the applicable Purchasers, as their interests may appear, to be distributed in accordance with Section 1.7.
                               -----------

          (c) The Servicer, may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Servicer may determine to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or Defaulted Receivable or limit the rights of the Seller, the Agent or the Purchasers under this Agreement. Notwithstanding anything to the contrary contained herein, following the occurrence of a Servicer Default, the Agent shall have the absolute and unlimited right to direct the Servicer to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.

          (d) The Servicer shall hold in trust for the Seller and the Purchasers, in accordance with their respective Receivable Interests, all Records that evidence or relate to the Receivables, the related Contracts and Related Security and/or the Collections or that are otherwise necessary or desirable to collect the Receivables and shall, as soon as practicable upon demand of the Agent following a Servicer Default, deliver or make available to the Agent all such Records, at a place selected by the Agent. The Servicer shall, as soon as practicable following receipt thereof, turn over to the Seller (i) that portion of Collections of Receivables representing the Seller's undivided fractional ownership interest therein, less, in the event the Seller is not the Servicer, all reasonable out-of-pocket costs and expenses of the Servicer of servicing, administering and collecting the Receivables, and (ii) any cash collections or other cash proceeds received with respect to Indebtedness not constituting Receivables. The Servicer shall, from time to time at the request of any Purchaser, furnish to the Purchasers (promptly after any such request) a calculation of the amounts set aside for the Purchasers pursuant to Section 1.7.
                                         -----------

          (e) Any payment by an Obligor in respect of any indebtedness owed by it to the Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Agent, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

          Section 6.3.  Collection Notices.  The Agent is authorized at any time
                        ------------------
after a Servicer Default to date and to deliver to the Collection Banks, the Collection Notices. The Seller hereby transfers to the Agent for the benefit of the Purchasers, effective when the Agent delivers such notice, the exclusive ownership and control of the Collection Accounts. In case any authorized signatory of the Seller whose signature appears on a Collection Account Agreement shall cease to have such authority before the delivery of such Collection Notice, such Collection Notice shall nevertheless be valid as if such authority had remained in force. The Seller hereby authorizes the Agent, and agrees that at any time and from time to time following a Servicer Default, the Agent shall be entitled to: (i) endorse the Seller's name on checks and other instruments representing Collections, (ii) enforce the Receivables, the related Contracts and the Related Security, and (iii) take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Agent rather than the Seller.

          Section 6.4.  Responsibilities of the Seller.  Anything herein to the
                        ------------------------------
contrary notwithstanding, the exercise by the Agent and the Purchasers of their rights hereunder shall not release the Servicer or the Seller from any of their duties or obligations with respect to any Receivables or under the related Contracts. The Purchasers shall have no obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of the Seller.

          Section 6.5.  Reports.  On the 20th day after each of the Seller's
                        -------
(approximately monthly) fiscal accounting periods and at such other times as the

Agent shall reasonably request, the Servicer shall prepare and forward to the Agent a Periodic Report.


                                  ARTICLE VII
                   SERVICER DEFAULTS AND TERMINATION EVENTS

          Section 7.1.  Servicer Defaults.  The occurrence of any one or more of
                        -----------------
the following events shall constitute a Servicer Default:

          (a) The Servicer shall fail to make any payment or deposit required hereunder on or within one Business Day after the date when required to be made.

          (b) The Servicer shall fail to perform or observe any term, covenant or agreement under Article VI or Section 11.6, which failure remains
                            ----------    ------------
unremedied for five Business Days after notice from the Agent, and such failure shall have a Material Adverse Effect.

          (c)(i) The Seller or the Servicer shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; (ii) any proceeding shall be instituted by the Seller or the Servicer seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property (each of the foregoing proceedings being hereinafter referred to as an "INSOLVENCY PROCEEDING"); (iii) any Insolvency Proceeding shall be instituted against the Seller and either (A) shall result in the entry of an order for relief against the Seller, or (B) shall continue undischarged, undismissed or unstayed for a period of 60 consecutive days; or
(iv) the Seller or the Servicer shall take any corporate action to authorize any of the actions set forth in clauses (i)-(iii) above in this subsection (c).

          Section 7.2.  Termination Events.  The occurrence of any one or more
                        ------------------
of the following events shall constitute a Termination Event:

          (a) The Seller shall fail (i) to make any payment or deposit required under this Agreement or any of the other Transaction Documents on or within one Business Day after the date when required to be made, or (ii) to perform or observe any term, covenant or agreement hereunder and such failure shall remain unremedied for five Business Days after notice from the Agent.

          (b) Any representation, warranty, certification or statement made by the Seller, the Servicer or the Originator in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made and shall have a Material Adverse Effect.

          (c) (i) Failure of the Originator to pay any Indebtedness in excess of $10,000,000 when due; or the default by the Originator in the performance of any term, provision or condition contained in any agreement under which any Indebtedness in excess of $10,000,000 was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any Indebtedness in excess of $10,000,000 of the Originator shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof; or (ii) except as provided in clause (a)(i) above: failure of the Seller to pay any Indebtedness when due; or the default by the Seller in the performance of any term, provision or condition contained in any agreement under which any Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any Indebtedness of the Seller shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

          (d)  A Servicer Default shall occur.

          (e)  The average of the Delinquency Ratios for the most recent three
(3) consecutive calendar months shall exceed 4.5%.

          (f) The Charge-Off Ratio for the most recent twelve (12) consecutive calendar months shall exceed 8.5%.

          (g)  A Change of Control shall occur.

          (h) (i) The Originator shall fail to perform or observe any term, covenant or agreement contained in any other Transaction Document and such failure shall continue unremedied beyond any applicable grace or cure period provided therein, or (ii) the Originator shall for any reason cease to transfer, or cease to have the legal capacity or otherwise be incapable of transferring, Receivables to the Seller, as purchaser under the Sale Agreement, or (iii) any "EVENT OF DEFAULT" shall occur under the Sale Agreement.

          (i) The aggregate Receivable Interests hereunder shall at any time exceed 100%.

                                 ARTICLE VIII
                                INDEMNIFICATION

          Section 8.1.  Indemnities by the Seller.  Without limiting any other
                        -------------------------
rights which the Agent or any Purchaser may have hereunder or under applicable law, the Seller hereby agrees to indemnify the Agent and each Purchaser and their respective officers, directors, agents and employees (each, an "INDEMNIFIED PARTY") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of the Agent or such Purchaser) and disbursements (all of the foregoing being collectively referred to as "INDEMNIFIED AMOUNTS") awarded against or actually incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by a Purchaser of an interest in the Receivables, excluding, however:

               (i) Indemnified Amounts to the extent final judgment of a court of competent jurisdiction holds that (A) such Indemnified Amounts resulted primarily from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification, or (B) such Indemnified Amounts resulted primarily from, arose primarily out of, or would not have occurred but for: (x) any representation or warranty of such Indemnified Party being materially incorrect, (y) the failure by such Indemnified Party to perform or observe any covenant in this Agreement required to be performed or observed by it, and (z) any breach by the Agent or any Investor of its duties and obligations hereunder;

              (ii) Indemnified Amounts to the extent the same includes losses in respect of Eligible Receivables which are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor and the aggregate amount of such uncollectible Eligible Receivables exceeds the Loss Recourse Percentage of the Capital outstanding on the Facility Termination Date;

             (iii) taxes imposed by the country and state or province in which such Indemnified Party's principal executive office is located, on or measured by the overall net income, capital or assets of such Indemnified Party to the extent that the computation of such taxes is consistent with the Intended Characterization;

              (iv) attorneys' fees and other expenses incurred in connection with the making of any assignment, or the sale of any participation, pursuant to Article X;
                 ---------

               (v) Indemnified Amounts arising with respect to events occurring after payment in full of the Aggregate Unpaids and termination of this Agreement; and

              (vi) Indemnified Amounts to the extent the same (1) duplicate other Aggregate Unpaids which have been paid pursuant to another provision of this Agreement, or (2) represent expenses of the types addressed in
     Section 8.3 of this Agreement to the extent such expenses (A) exceed the
     -----------
     applicable limitations set forth therein or (B) are excluded from the Seller's reimbursement obligations thereunder;

provided, however, that nothing contained in this sentence shall limit the liability of the Seller or the Servicer or limit the recourse of the Purchasers to the Seller or Servicer for amounts otherwise specifically provided to be paid by the Seller or (for so long as the Seller shall be the Servicer) the Servicer under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, the Seller shall indemnify the Agent and the Purchasers for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to the Seller or the Servicer) relating to or resulting from:

          (a) any representation or warranty made by the Seller, the Originator or (for so long as the Seller shall be the Servicer) the Servicer (or any officers of the Seller or (for so long as the Seller shall be the Servicer) the Servicer) under or in connection with this Agreement, any other Transaction Document, any Periodic Report or any other information or report delivered by the Seller, the Originator or (for so long as the Seller shall be the Servicer) the Servicer pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

          (b) the failure by the Seller, the Originator or (for so long as the Seller shall be the Servicer) the Servicer to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation;

          (c) any failure of the Seller, the Originator or (for so long as the Seller shall be the Servicer) the Servicer to perform its duties or obligations in accordance with the provisions of this Agreement or any of the other Transaction Documents;

          (d) any products liability or similar claim arising out of or in connection with merchandise, insurance or services which are the subject of any Contract;

          (e) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

          (f) the commingling of Collections of Receivables at any time with other funds;

          (g) any investigation, litigation or proceeding related to or arising from this Agreement, any of the other Transaction Documents, the transactions contemplated hereby or thereby, the use of the proceeds of a purchase, the ownership of the Receivable Interests or any other investigation, litigation or proceeding relating to the Seller or the Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

          (h) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

          (i)  any Servicer Default described in Section 7.1(c);
                                                 --------------

          (j) the failure to vest and maintain vested in the Agent and the Purchasers, or to transfer to the Agent and the Purchasers, legal and equitable title to, and ownership of, a first priority perfected undivided percentage ownership (to the extent of the Receivable Interests contemplated hereunder) in the Receivables, the Related Security and the Collections, free and clear of any Adverse Claim; or

          (k) any failure of the Seller to give reasonably equivalent value to the Originator under the Sale Agreement in consideration of the transfer by the Originator of any Receivable, or any attempt by any Person to void any such transfer under statutory provisions or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code.

          Section 8.2.  Increased Costs and Reduced Return.
                        ----------------------------------

          (a) If after the date hereof, any Funding Source shall be charged any fee, expense or increased cost on account of the adoption of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (a "REGULATORY CHANGE"): (i) which subjects any Funding Source to any charge or withholding on or with respect to any Funding Agreement or a Funding Source's obligations under a Funding Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Funding Source of any amounts payable under any Funding Agreement (except for changes in the rate of tax on the overall net income of a Funding Source) or (ii) which imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of a Funding Source, or credit extended by a Funding Source pursuant to a Funding Agreement or (iii) which imposes any other condition the result of which is to increase the cost to a Funding Source of performing its obligations under a Funding Agreement, or to reduce the rate of return on a Funding Source's capital as a consequence of its obligations under a Funding Agreement, or to reduce the amount of any sum received or receivable by a Funding Source under a Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the Agent, the Seller shall pay to the Agent, for the benefit of the relevant Funding Source, such amounts charged to such Funding Source or compensate such Funding Source for such reduction; PROVIDED, HOWEVER, that the Seller shall not be obligated to reimburse any Funding Source other than an Investor for any of the increased costs described in the foregoing clauses (i), (ii) or (iii) unless such Funding Source is entitled to seek and, in fact demands, reimbursement therefor from a Purchaser or its assets.

          (b) Each Investor agrees that it shall use its reasonable best efforts to attempt to avoid the incurrence of the increased costs described in
Section 8.2(a); PROVIDED THAT such Investor shall not be obligated to take any
--------------
action that would, in the reasonable opinion of such Investor, be disadvantageous to such Investor. In the event that any Funding Source claims any increased costs pursuant to Section 8.2(a), the applicable Purchaser will
                                --------------
furnish to the Agent a certificate setting forth the basis and amount of each request for reimbursement by such Funding Source. Determinations by a Purchaser of increased costs referred to in Section 8.2(a) shall be conclusive, absent
                                  --------------
manifest error.

          Section 8.3.  Other Costs and Expenses.  The Seller shall pay to the
                        ------------------------
Agent and PREFCO on demand all costs and out-of-pocket expenses in connection with the preparation, execution, delivery, amendment, waiver and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the cost of PREFCO's auditors auditing the books, records and procedures of the Seller, reasonable fees and out-of-pocket expenses of legal counsel for PREFCO and the Agent (which such counsel may be employees of PREFCO or the Agent) with respect thereto and with respect to advising PREFCO and the Agent as to their respective rights and remedies under this Agreement; PROVIDED, HOWEVER, that (a) the Seller's obligation to reimburse the Agent and PREFCO for legal fees in connection with any amendment to increase the Purchase Limit in accordance with Section 1.1(c) shall
                                                            --------------
not exceed $1,000 per amendment, (b) the Seller's obligation to reimburse the Agent for audit fees shall not exceed $5,000 for each biennial audit, (c) the Seller shall not be obligated to reimburse the Agent or any Purchaser for any legal fees or out-of-pocket expenses incurred in connection with any extension of the Facility Termination Date and Liquidity Termination Date pursuant to
Section 1.1(d), the making of any assignment or the sale of any participation
--------------
pursuant to Article X of this Agreement, or any dispute arising amongst any of
            ---------
the Purchasers and/or between any Purchaser(s) and the Agent, and (d) the Seller shall not be obligated to reimburse the Agent or any Purchaser for any fees or expenses which are expressly excluded from the indemnifications set forth in
Sections 8.2 and 8.3.   From and after the occurrence of a Servicer Default, the
--------------------
timing and expense limitations on future audits contained in the foregoing clause (c) shall no longer apply. The Seller shall pay to the Agent on demand any and all costs and expenses of the Agent and the Purchasers, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following a Servicer Default.


                                  ARTICLE IX
                                   THE AGENT

          Section 9.1.  Authorization and Action.  Each Purchaser hereby
                        ------------------------
designates and appoints First Chicago to act as its agent hereunder and under each other Transaction Document, and authorizes the Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Agent by the terms of this Agreement and the other Transaction Documents together with such powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities, except those expressly set forth herein or in any other Transaction Document, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent shall be read into this Agreement or any other Transaction Document or otherwise exist for the Agent. In performing its functions and duties hereunder and under the other Transaction Documents, the Agent shall act solely as agent for the Purchasers and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller or any of its successors or assigns. The Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement, any other Transaction Document or applicable law. The appointment and authority of the Agent hereunder shall terminate upon the indefeasible payment in full of all Aggregate Unpaids. Each Purchaser hereby authorizes the Agent to execute each of the Uniform Commercial Code financing statements and the Collections Notices on behalf of such Purchaser (the terms of which shall be binding on such Purchaser).

          Section 9.2.  Delegation of Duties.  The Agent may execute any of its
                        --------------------
duties under this Agreement and each other Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible to any Purchaser for the negligence or misconduct of any agents or attorneys-in-fact selected by the Agent with reasonable care.

          Section 9.3.  Exculpatory Provisions.  Neither the Agent nor any of
                        ----------------------
its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction Document (except for its, their or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by the Seller contained in this Agreement, any other Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of the Seller to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in Article IV,
                                                                     ----------
or for the perfection, priority, condition, value or sufficiency or any collateral pledged in connection herewith. The Agent shall not be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Seller. The Agent shall not be deemed to have knowledge of any Servicer Default, Potential Servicer Default, Termination Event or Potential Termination Event unless the Agent has received notice from the Seller or a Purchaser.

          Section 9.4.  Reliance by Agent.  The Agent shall in all cases be
                        -----------------
entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Seller), independent accountants and other experts selected by the Agent. Each of the Purchasers hereby agrees that: (a) the Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of PREFCO or the Required Investors or all of the Purchasers, as applicable, as it deems appropriate and it shall first be indemnified to its satisfaction by the Purchasers, provided that unless and until the Agent shall have received such advice, the Agent may take or refrain from taking any action, as the Agent shall deem advisable and in the best interests of the Purchasers, and (b) the Agent shall in all cases be fully protected from any claims brought by or behalf of any Purchaser(s) in acting, or in refraining from acting, in accordance with a request of PREFCO or the Required Investors or all of the Purchasers, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers.

          Section 9.5.  Non-Reliance on Agent and Other Purchasers.  Each
                        ------------------------------------------
Purchaser expressly acknowledges that neither the Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including, without limitation, any review of the affairs of the Seller, shall be deemed to constitute any representation or warranty by the Agent. Each Purchaser represents and warrants to the Agent that it has and will, independently and without reliance upon the Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller and made its own decision to enter into this Agreement, the other Transaction Documents and all other documents related hereto or thereto.

          Section 9.6.  Reimbursement and Indemnification.  The Investors agree
                        ---------------------------------
to reimburse and indemnify the Agent and its officers, directors, employees, representatives and agents ratably according to their Pro Rata Shares, to the extent not paid or reimbursed by the Seller (i) for any amounts for which the Agent, acting in its capacity as Agent, is entitled to reimbursement by the Seller hereunder and (ii) for any other expenses incurred by the Agent, in its capacity as Agent and acting on behalf of the Purchasers, in connection with the administration and enforcement of this Agreement and the other Transaction Documents.

          Section 9.7.  Agent in its Individual Capacity.  The Agent and its
                        --------------------------------
Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Seller or any Affiliate of the Seller as though the Agent were not the Agent hereunder. With respect to the acquisition of Receivable Interests pursuant to this Agreement, the Agent shall have the same rights and powers under this Agreement as any Purchaser and may exercise the same as though it were not the Agent, and the terms "Investor," "Purchaser," "Investors" and "Purchasers" shall include the Agent in its individual capacity.

          Section 9.8.  Successor Agent.  The Agent may, upon five days' notice
                        ---------------
to the Seller and the Purchasers, and the Agent will, upon the direction of all of the Purchasers (other than the Agent, in its individual capacity) resign as Agent. If the Agent shall resign, then the Required Investors during such five-day period shall appoint from among the Purchasers a successor agent. If for any reason no successor Agent is appointed by the Required Investors during such five-day period, then, effective upon the termination of such five day period, the Purchasers shall perform all of the duties of the Agent hereunder and under the other Transaction Documents and the Seller shall make all payments in respect of the Aggregate Unpaids directly to the applicable Purchasers and for all purposes shall deal directly with the Purchasers. After the effectiveness of any retiring Agent's resignation hereunder as Agent,the retiring Agent shall be discharged from its duties and obligations to the Purchasers hereunder and under the other Transaction Documents, and the provisions of this Article IX and Article VIII
                                                  ----------     ------------
shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Agent under this Agreement and under the other Transaction Documents.


                                   ARTICLE X
                          ASSIGNMENTS; PARTICIPATIONS

          Section 10.1.  Assignments. (a) The Seller and each Investor hereby
                         -----------
agree and consent to the complete or partial assignment by PREFCO of all of its rights under, interest in, title to and obligations under this Agreement to the Investors pursuant to Section 2.1, and upon such assignment, PREFCO shall be
                      -----------
released from its obligations so assigned. Each Investor hereby further agrees and consents to the complete or partial assignment by PREFCO of all of its rights under, interest in, title to and obligations under this Agreement to any other Eligible Person, and upon such assignment, PREFCO shall be released from its obligations so assigned. Further, the Seller and each Investor hereby agree that any assignee of PREFCO of this Agreement or all or any of the Receivable Interests of PREFCO shall have all of the rights and benefits under this Agreement as if the term "PREFCO" explicitly referred to such party, and no such assignment shall in any way impair the rights and benefits of PREFCO hereunder. The Seller shall not have the right to assign its rights or obligations under this Agreement.

          (b) With the consent of the Seller (which consent shall not be unreasonably withheld) and of PREFCO, any Investor may at any time and from time to time assign to one or more Eligible Persons ("PURCHASING INVESTORS") all or any part of its rights and obligations under this Agreement pursuant to an assignment agreement, in a form satisfactory to the Agent (each, an "ASSIGNMENT AGREEMENT") executed by such Purchasing Investor and such selling Investor.
Each Purchasing Investor must be an Eligible Person and must deliver to the Agent and the Seller an enforceability opinion in form and substance satisfactory to the Agent prior to the effectiveness of any Assignment Agreement. Upon delivery of the executed Assignment Agreement to the Agent (with a copy to the Seller), such selling Investor shall be released from its obligations hereunder to the extent of such assignment. Thereafter, the Purchasing Investor shall for all purposes be an Investor party to this Agreement and shall have all the rights and obligations of an Investor under this Agreement to the same extent as if it were an original party hereto and no further consent or action by the Seller, the Purchasers or the Agent shall be required.

          (c) Each of the Investors agrees that in the event that it shall cease to be an Eligible Person (an "AFFECTED INVESTOR"), such Affected Investor shall be obliged, at the request of PREFCO, the Seller or the Agent, to assign all of its rights and obligations hereunder to (x) another Investor or (y) another Eligible Person nominated by the Agent or the Seller and willing to participate in this Agreement through the Liquidity Termination Date in the place of such Affected Investor; provided that the Affected Investor receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such Investor's Pro Rata Share of the Capital and Discount owing to the Investors and all accruing but unpaid fees and other costs and expenses payable in respect of its Pro Rata Share of the Receivable Interests.

          Section 10.2.  Participations.  Any Investor may, in the ordinary
                         --------------
course of its business at any time sell to one or more Eligible Persons (each, a "PARTICIPANT") participating interests in its Pro Rata Share of the Receivable Interests of the Investors, its obligation to pay PREFCO its Acquisition Amounts or any other interest of such Investor hereunder. Notwithstanding any such sale by an Investor of a participating interest to a Participant, such Investor's rights and obligations under this Agreement shall remain unchanged, such Investor shall remain solely responsible for the performance of its obligations hereunder, and the Seller, PREFCO and the Agent shall continue to deal solely and directly with such Investor in connection with such Investor's rights and obligations under this Agreement. Each Investor agrees that any agreement between such Investor and any such Participant in respect of such participating interest shall not restrict such Investor's right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in clause (i) of Section 11.1(b).
                                                              ---------------


                                  ARTICLE XI
                                 MISCELLANEOUS

          Section 11.1.  Waivers and Amendments. (a) No failure or delay on the
                         ----------------------
part of any party hereto in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

          (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this
Section 11.1(b).  PREFCO, the Seller and the Agent, at the direction of the
---------------
Required Investors, may enter into written modifications or waivers of any provisions of this Agreement, provided, however, that no such modification or waiver shall:

               (i) without the consent of each affected Purchaser, (A) extend the Liquidity Termination Date or the date of any payment or deposit of Collections by the Seller or the Servicer, (B) reduce the rate or extend the time of payment of Discount (or any component thereof), (C) reduce any fee payable to the Agent for the benefit of the Purchasers, (D) except pursuant to Article X hereof, change the amount of the Capital of any
                 ---------
     Purchaser, an Investor's Pro Rata Share or an Investor's Commitment, (E) amend, modify or waive any provision of the definition of Required Investors or this Section 11.1(b) or release all or any substantial portion
                       ---------------
     of the Receivable Interests, (F) consent to or permit the assignment or transfer by the Seller of any of its rights and obligations under this Agreement, (G) change the definition of "Eligible Receivable" or "Loss Recourse Percentage," or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner which would circumvent the intention of the restrictions set forth in such clauses; or

               (ii) without the written consent of the then Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Agent.

Notwithstanding the foregoing, (i) without the consent of the Investors, the Agent may, with the consent of the Seller, amend this Agreement solely to add additional Persons as Investors hereunder and (ii) without the consent of the Seller, the Agent, the Required Investors and PREFCO may enter into amendments to modify any of the terms or provisions of Article II, Article IX, Article X or
                                            ----------  ----------  ---------
Section 11.13, provided that such amendment has no negative impact upon the
-------------
Seller and the Seller promptly receives a copy of each such amendment. Any modification or waiver made in accordance with this Section 11.1 shall apply to
                                                    ------------
each of the Purchasers equally and shall be binding upon the Seller, the Purchasers and the Agent.

          Section 11.2.  Notices.  Except as provided below, all communications
                         -------
and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof. The Seller hereby authorizes the Agent to effect purchases and Tranche Period and Discount Rate selections based on telephonic notices made by any Person who identifies himself or herself as an individual who has been identified in writing as an authorized representative of the Seller by its chairman, president or senior vice president and chief financial officer and whom the Agent in good faith believes to be such authorized representative. The Seller agrees to deliver promptly to the Agent a written confirmation of each telephonic notice signed by an authorized representative of the Seller. However, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by the Agent, the records of the Agent shall govern absent manifest error.

          Section 11.3.  Ratable Payments.  If any Purchaser, whether by setoff
                         ----------------
or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Purchaser (other than payments received pursuant to Section 8.2 or 8.3) in a greater proportion than that received by any other
   -----------    ---
Purchaser entitled to receive a ratable share of such Aggregate Unpaids, such Purchaser agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of the Aggregate Unpaids held by the other Purchasers so that after such purchase each Purchaser will hold its ratable proportion of the Aggregate Unpaids; provided that if all or any portion of such excess amount is thereafter recovered from such Purchaser, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          Section 11.4.  Protection of Ownership Interests of the Purchasers.
                         ---------------------------------------------------
(a) The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or reasonably desirable, to perfect, protect or more fully evidence the Receivable Interests, or to enable the Agent or the Purchasers to exercise and enforce their rights and remedies hereunder. The Agent may, or the Agent may direct the Seller to, notify the Obligors of Receivables, at any time following the occurrence of a Servicer Default and at the Seller's expense, of the ownership interests of the Purchasers under this Agreement and, following a Servicer Default, may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Agent or its designee. The Seller shall, at any Purchaser's request, withhold the identity of such Purchaser in any such notification.

          (b) If the Seller or the Servicer fails to perform any of its obligations hereunder, the Agent or any Purchaser may (but shall not be required
to) perform, or cause performance of, such obligation; and the Agent's or such Purchaser's costs and expenses incurred in connection therewith shall be payable by the Seller (if the Servicer that fails to so perform is the Seller or an Affiliate thereof) as provided in Section 8.3, as applicable. The Seller and
                                  -----------
the Servicer each irrevocably authorizes the Agent in the sole discretion of the Agent, and appoints the Agent as its attorney-in-fact, to act on behalf of the Seller and the Servicer at any time or times before the payment in full of the Aggregate Unpaids: (i) to execute on behalf of the Seller as debtor and to file financing statements necessary or desirable in the Agent's sole discretion to perfect and to maintain the perfection and priority of the interest of the Purchasers in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchasers in the Receivables. This appointment is coupled with an interest and is irrevocable.

          Section 11.5.  Confidentiality. (a)  The Seller shall maintain and
                         ---------------
shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential proprietary information with respect to the Agent and PREFCO and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that the Seller and its officers and employees may disclose such information to the Seller's external accountants and attorneys, to other Persons conducting due diligence with respect to the Seller, to the Seller's and such other Person's officers, directors, employees, outside consultants and attorneys so long as such information is kept confidential by them, and as required by any applicable law or order of any judicial or administrative proceeding; PROVIDED, HOWEVER, that "confidential proprietary information" shall not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by the Seller;
(ii) was available to the Seller on a non-confidential basis prior to its disclosure to the Seller by a Purchaser or the Agent; or (iii) becomes available to the Seller on a non-confidential basis from a Person other than the Agent or PREFCO who, to the best knowledge of the Seller, is not otherwise bound by a confidentiality agreement with the Agent or any Purchaser or is not otherwise prohibited from transmitting the information to the Seller.

          (b) Each of the Agent and the Purchasers shall maintain and shall cause each of its employees and officers to maintain the confidentiality of all nonpublic information concerning the Seller and its business obtained in connection with this Agreement and the transactions contemplated herein; PROVIDED, HOWEVER, that "nonpublic information" shall not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by the Agent or such Purchaser; (ii) was available to the Agent or such Purchaser on a non-confidential basis prior to its disclosure to the Agent or such Purchaser by the Seller; or (iii) becomes available to the Agent or a Purchaser on a non-confidential basis from a Person other than the Seller who, to the best knowledge of the Agent or such Purchaser, is not otherwise bound by a confidentiality agreement with the Seller or is not otherwise prohibited from transmitting the information to the Agent or such Purchaser. Anything herein to the contrary notwithstanding, the Seller hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Agent, the Investors or PREFCO by each other, (ii) by the Agent or the Purchasers to any prospective or actual assignee or participant of any of them who signs a written confidentiality agreement containing terms and conditions consistent with the terms of this Section 11.5(b), or (iii) by the Agent to any rating
                       ---------------
agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to PREFCO or to any other financing or securitization conduit for which First Chicago provides managerial services or acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing; PROVIDED such information is kept confidential by such Persons and used solely for evaluating matters pertaining to this Agreement and the transaction contemplated herein. In addition, the Purchasers and the Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

          Section 11.6.  Bankruptcy Petition.  The Seller, the Servicer, the
                         -------------------
Agent and each Investor hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding senior Indebtedness of PREFCO, it will not institute against, or join any other Person in instituting against, PREFCO any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

          Section 11.7.  Limitation of Liability.  Except with respect to any
                         -----------------------
claim arising out of the willful misconduct or gross negligence of PREFCO, the Agent or any Investor, no claim may be made by the Seller, the Servicer or any other Person against PREFCO, the Agent or any Investor or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Seller hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          SECTION 11.8.  CHOICE OF LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN
                         -------------
ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

          SECTION 11.9.  CONSENT TO JURISDICTION.  THE SELLER HEREBY IRREVOCABLY
                         -----------------------
SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY THE SELLER PURSUANT TO THIS AGREEMENT AND THE SELLER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY PURCHASER TO BRING PROCEEDINGS AGAINST THE SELLER IN THE COURTS OF ANY OTHER JURISDICTION WHEREIN ANY ASSETS OF THE SELLER OR THE ORIGINATOR MAY BE LOCATED. ANY JUDICIAL PROCEEDING BY THE SELLER AGAINST THE AGENT OR ANY PURCHASER OR ANY AFFILIATE OF THE AGENT OR A PURCHASER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT

EXECUTED BY THE SELLER PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

          SECTION 11.10.  WAIVER OF JURY TRIAL.  THE AGENT, THE SELLER AND EACH
                          --------------------
PURCHASER HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY THE SELLER PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

          Section 11.11.  Integration; Survival of Terms.
                          ------------------------------

          (a) This Agreement, the Collection Account Agreements and the Fee Letter contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

          (b) The provisions of Article VIII and Section 11.6 shall survive any
                                ------------     ------------
termination of this Agreement.

          Section 11.12.  Counterparts; Severability.  This Agreement may be
                          --------------------------
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          Section 11.13.  First Chicago Roles.  Each of the Investors
                          -------------------
acknowledges that First Chicago acts, or may in the future act, (i) as administrative agent for PREFCO, (ii) as issuing and paying agent for the Commercial Paper, (iii) to provide credit or liquidity enhancement for the timely payment for the Commercial Paper and (iv) to provide other services from time to time for PREFCO (collectively, the "FIRST CHICAGO ROLES"). Without limiting the generality of this Section 11.13, each Investor hereby acknowledges
                                -------------
and consents to any and all First Chicago Roles and agrees that in connection with any First Chicago Role, First Chicago may take, or refrain from taking, any action which it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for PREFCO, the giving of notice to the Agent of a mandatory purchase pursuant to Section 2.1.
                                                 -----------

          Section 11.14.  Characterization.
                          ----------------

          (a) It is the intention of the parties hereto that each purchase hereunder shall constitute an absolute and irrevocable sale, which purchase shall provide the applicable Purchaser with the full benefits of ownership of the applicable Receivable Interest. Except as specifically provided in this Agreement, each sale of a Receivable Interest hereunder is made without recourse to the Seller; PROVIDED, HOWEVER, that (i) the Seller shall be liable to each Purchaser and the Agent for all representations, warranties and covenants made by the Seller pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by any Purchaser or the Agent or any assignee thereof of any obligation of the Seller or the Originator or any other person arising in connection with the Receivables, the Related Security, or the related Contracts, or any other obligations of the Seller or the Originator.

          (b) If the conveyance by the Seller to the Purchasers of interests in Receivables hereunder shall be characterized as a secured loan and not a sale, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and that the Seller shall be deemed to have granted to the Agent for the ratable benefit of the Purchasers a duly perfected security interest in all of the Seller's right, title and interest in, to and under the Receivables, the Collections, each Collection Account, all Related Security, all payments on or with respect to such Receivables, all other rights relating to and payments made in respect of the Receivables, and all proceeds of any thereof prior to all other liens on and security interests therein. After a Servicer Default, the Agent and the Purchasers shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor after default under the UCC and other applicable law, which rights and remedies shall be cumulative.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers or representatives as of the date hereof.


                              KOHL'S RECEIVABLES CORPORATION


                              By:  /s/ Arlene Meier
                                 -----------------------------------------------
                                    Arlene Meier
                                    Senior Vice President and
                                    Chief Financial Officer

                                         Address:
                                         -------

                                    Kohl's Receivables Corporation
                                    N56 W17000 Ridgewood Drive
                                    Menomonee Falls, Wisconsin  53051

                                    Attn: Arlene Meier
                                         Senior Vice President and Chief
                                         Financial Officer
                                    Phone:  (414) 703-1646
                                    Fax:    (414) 703-6143

                              PREFERRED RECEIVABLES FUNDING CORPORATION


                              By:   /s/ Mark R. Matthews
                                  ----------------------------------------------
                                    Authorized Signatory

                                         Address:
                                         -------

                                    Preferred Receivables Funding Corporation
                                    c/o The First National Bank of Chicago
                                    One First National Plaza
                                    Asset-Backed Markets, 21st Floor
                                    Chicago, Illinois  60670-0596

                                    Attn:  Lynn Baugh
                                    Phone:  (312) 732-3632
                                    Fax:    (312) 732-4487

INVESTORS:

     Commitment
     ----------

     $200,000,000.00          THE FIRST NATIONAL BANK OF CHICAGO, as an Investor
                              and as Agent


                              By:  /s/ Mark R. Matthews
                                 -----------------------------------------------
                                    Mark Matthews
                                    Authorized Agent

                                         Address:
                                         -------

                                    The First National Bank of Chicago
                                    One First National Plaza
                                    Asset-Backed Markets, 21st Floor
                                    Chicago, Illinois  60670-0597

                                    Attn: Mark Matthews
                                    Phone:  (312) 732-5430
                                    Fax:    (312) 732-4487

                                   EXHIBIT I

                                  DEFINITIONS

          AS USED IN THIS AGREEMENT, THE FOLLOWING TERMS SHALL HAVE THE FOLLOWING MEANINGS (SUCH MEANINGS TO BE EQUALLY APPLICABLE TO BOTH THE SINGULAR AND PLURAL FORMS OF THE TERMS DEFINED):


          "ACCOUNT" means a retail credit or charge card account originated by the Originator.

          "ACQUISITION AMOUNT" means, on the date of any purchase from PREFCO of Receivable Interests pursuant to Section 2.1, (i) with respect to each Investor
                                 -----------
other than First Chicago, the lesser of (a) such Investor's Pro Rata Share of the PREFCO Transfer Price and (b) such Investor's unused Commitment and (ii) with respect to First Chicago, the difference between (a) the PREFCO Transfer Price and (b) the aggregate amount payable by all other Investors on such date pursuant to clause (i) above.

          "ADJUSTED LIQUIDITY PRICE" means, in determining the PREFCO Transfer Price for any Receivable Interest, an amount equal to:

                        RI x [(i) DC + (ii) NDR + USR]


where:

          RI        =        the undivided percentage interest evidenced by such
                             Receivable Interest.

          DC        =        the Deemed Collections.

          NDR       =        the Outstanding Balance of all non-Defaulted
                             Receivables.

          USR       =        the unused amount of any Seller recourse, i.e., the
                             excess of (a) the Loss Recourse Percentage of the
                             aggregate Capital outstanding on the Facility
                             Termination Date over (b) the amount of Collections
                             deemed to have been received by the Seller pursuant
                             to Section 1.8(b).
                                --------------

Each of the foregoing shall be determined from the most recent Periodic Report received from the Servicer.

          "ADVERSE CLAIM" means a lien, Security Interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person.

          "AFFILIATE" means any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, another Person or any Subsidiary of such other Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

          "AGENT" means First Chicago in its capacity as agent for the Purchasers pursuant to Article IX, and not in its individual capacity as an
                       ----------
Investor, and any successor Agent appointed pursuant to Article IX.
                                                        ----------

          "AGGREGATE UNPAIDS" means, at any time, an amount equal to the sum of all accrued and unpaid Discount, Capital and all other amounts owed (whether due or accrued) hereunder or under the Fee Letter to the Agent and the Purchasers at such time.

          "AGREEMENT" means this Receivables Purchase Agreement, as it may be amended or modified and in effect from time to time.

          "AVERAGE COLLECTION PERIOD" means, at any time, that period of days equal to the average maturity of the Receivables as of the last day of the prior month.

          "BASE RATE" means a rate per annum equal to the corporate base rate of interest announced by First Chicago from time to time, changing when and as such rate of interest changes (computed for actual days elapsed on the basis of a year consisting of 365, or when appropriate, 366 days).

          "BUSINESS DAY" means any day on which banks are not authorized or required to close in New York, New York or Chicago, Illinois and The Depository Trust Company of New York is open for business, and, if the applicable Business Day relates to any computation or payment to be made with respect to the LIBO Rate, any day on which dealings in dollar deposits are carried on in the London interbank market.

          "CAPITAL" of any Receivable Interest means, at any time, the Purchase Price of such Receivable Interest, MINUS the sum of the aggregate amount of Collections and other payments received by the Agent which in each case are applied to reduce such Capital; provided that such Capital shall be restored in the amount of any Collections or payments so received and applied if at any time the distribution of such Collections or payments are rescinded or must otherwise be returned for any reason.

          "CHANGE OF CONTROL" means the earlier to occur of (a) the date of a public announcement that a Person or group of affiliated or associated Persons (an "ACQUIRING PERSON") has acquired, or has obtained the right to acquire, legal or beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of voting stock of the Seller; or (b) the date an Acquiring Person acquires all or substantially all of the assets of the Seller. For purposes hereof, the term "ACQUIRING PERSON" shall not include (i) Kohl's Corporation or any of its subsidiaries, or (ii) any other Person 60% of the combined voting stock of which is beneficially owned, directly or indirectly, by the Persons who were the holders of the Seller's and Kohl's Corporation's (as the case may be) voting stock immediately prior to such acquisition.

          "CHARGED-OFF RECEIVABLE" means a Receivable: (i) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 7.1(c) (as if references to the Seller therein refer
                  --------------
to such Obligor), (ii) which, consistent with the Credit and Collection Policy, would be written off the Seller's books as uncollectible, (iii) which has been identified by the Seller as uncollectible, or (iv) which is a Defaulted Receivable.

          "CHARGE-OFF RATIO" means, as at the last day of any period of 12 consecutive calendar months, a percentage equal to (i) the aggregate amount of Receivables that became Defaulted Receivables during such period less any cash recoveries received during such period with respect to any Defaulted Receivable, divided by (ii) the average Outstanding Balance of Receivables during such period.

          "COLLECTION ACCOUNT" means each New Concentration Account, depository account, lock-box account or similar account of the Seller in which any Collections are collected or deposited.

          "COLLECTION ACCOUNT AGREEMENT" means, in the case of any actual or proposed Collection Account, an agreement in substantially the form of EXHIBIT V hereto.

          "COLLECTION BANK" means, at any time, any of the banks or other financial institutions holding one or more Collection Accounts.

          "COLLECTION NOTICE" means a notice, in substantially the form attached to the Collection Account Agreement, from the Agent to a Collection Bank.

          "COLLECTIONS" means, (a) with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all cash proceeds of Related Security with respect to such

Receivable including, without limitation, all Permitted Investments made therewith and all amounts payable to the Purchasers by the Seller pursuant to
Section 1.8, and (b) all payments of principal and interest made under the
-----------
Parent Demand Note.

          "COMMERCIAL PAPER" means promissory notes of PREFCO issued by PREFCO in the commercial paper market.

          "COMMITMENT" means, for each Investor, the commitment of such Investor to purchase its Pro Rata Share of Receivable Interests from (i) the Seller and
(ii) PREFCO, such Pro Rata Share not to exceed, in the aggregate, the amount set forth opposite such Investor's name on the signature pages of this Agreement, as such amount may be modified in accordance with the terms hereof.

          "CONTINGENT OBLIGATION" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit.

          "CONTRACT" means, with respect to any Receivable, any and all account agreements and other agreements, instruments, charge slips, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable.

          "CP RATE" means, the rate, requested by the Seller and agreed to by PREFCO, equivalent to the rate (or if more than one rate, the weighted average of the rates) at which Commercial Paper having a term equal to the relevant Tranche Period may be sold by any placement agent or commercial paper dealer reasonably selected by PREFCO, as agreed between each such dealer or agent and PREFCO; provided, however, that if the rate (or rates) as agreed between any such agent or dealer and PREFCO is a discount rate (or rates), the "CP RATE" for such Tranche Period shall be the rate (or if more than one rate, the weighted average of the rates) resulting from PREFCO's converting such discount rate (or rates) to an interest-bearing equivalent rate per annum. The CP Rate shall be computed for actual days elapsed on the basis of a year consisting of 360 days.

          "CREDIT AND COLLECTION POLICY" means the Seller's credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in EXHIBIT VI hereto, as modified from time to time in accordance with this Agreement. It is understood that the Credit and Collection Policy of the Seller in respect of any Receivable shall be the credit and collection policies of the Originator thereof. To the extent the Originator shall not have comprehensively reduced to writing its credit and collection policies, the Credit and

Collection Policy in respect of Receivables originated by the Originator shall be those credit and collection policies of the Originator in effect on the date hereof and disclosed to the Agent on or prior to the date hereof.

          "DEEMED COLLECTIONS" means, in connection with the transfer by PREFCO of one or more Receivable Interests to the Investors pursuant to Section 2.1,
                                                                 -----------
the aggregate of all amounts owing to PREFCO pursuant to Sections 1.8 and 8.1
                                                         ------------     ---
relating to the Receivable Interests which are the subject of such transfer.

          "DEFAULT FEE" means with respect to any amount due and payable by the Seller hereunder or under the Fee Letter which is not paid when due, an amount equal to interest on any such amount at a rate per annum equal to 2% above the Base Rate, provided, however, that such interest rate will not at any time exceed the maximum rate permitted by applicable law. The Default Fee will computed for actual days elapsed on the basis of a year consisting of 360 days (unless such Default Fee arises with respect to nonpayment of Discount at the Base Rate, in which case the Default Fee will be computed for actual days elapsed on the basis of a year consisting of 365 or, when appropriate, 366 days).

          "DEFAULTED RECEIVABLE" means a Receivable as to which any payment, or part thereof, remains unpaid for 180 days or more from the original due date for such payment.

          "DELINQUENCY RATIO" means, for any month of determination, a percentage equal to (i) the aggregate Outstanding Balance of all Receivables that were Delinquent Receivables on the last day of such month divided by (ii) the average aggregate Outstanding Balance of all Receivables during such month.

          "DELINQUENT RECEIVABLE" means a Receivable as to which any payment, or part thereof, remains unpaid for 90-179 days from the original due date for such payment.

          "DISCOUNT" means, for each Receivable Interest for any Tranche Period:

                                  DR x C x AD
                                           --
                                            P

where:

          DR        =        the Discount Rate for such Receivable Interest for
                             such Tranche Period;

          C         =        the Capital of such Receivable Interest during such
                             Tranche Period; and

          AD        =        the actual number of days elapsed during such
                             Tranche Period;

          P         =        360 for Tranche Periods for which the Discount Rate
                             is a LIBO Rate or CP Rate and 365 (or, as appropriate, 366) for Tranche Periods for which the Discount Rate is the Base Rate provided that no provision of this Agreement shall require the payment or permit the collection of Discount in excess of the maximum permitted by applicable law; and provided, further, that Discount for any Tranche Period shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

          "DISCOUNT RATE" means the LIBO Rate, the CP Rate or the Base Rate, as applicable.

          "EARLY COLLECTION FEE" means, for any Receivable Interest which has its Capital reduced, or its Tranche Period terminated prior to the date on which it was originally scheduled to end, THE EXCESS, IF ANY, OF (i) the Discount that would have accrued during the remainder of the Tranche Period subsequent to the date of such reduction or termination on the Capital of such Receivable Interest if such reduction or termination had not occurred, OVER (ii) the sum of (a) to the extent all or a portion of such Capital is allocated to another Receivable Interest, the Discount actually accrued during such period on such Capital for the new Receivable Interest, and (b) to the extent such Capital is not allocated to another Receivable Interest, the income, if any, actually received during such period by the holder of such Receivable Interest from investing the portion of such Capital not so allocated. In the event that the amount referred to in clause (ii) exceeds the amount referred to in clause (i), the relevant Purchaser or Purchasers agree to pay to the Seller the amount of such excess.

          "ELIGIBLE ACCOUNT" means, at any time, an Account that:

               (a) has been (i) originated by the Seller in the ordinary course of its business, (ii) originated by Citicorp Retail Services on behalf of the Seller and acquired by the Seller, or (iii) acquired by the Seller from another originator acceptable to the Agent,

               (b) has not been classified by the Seller as canceled, counterfeit or fraudulent and any credit card issued in connection therewith has not been lost or stolen,

          (c) is held by (i) a natural person who is a resident of the United States or Canada, and is not deceased; (ii) a corporation or other business organization organized under the laws of the United States or any political subdivision thereof that has its chief executive office in the United States; and (iii) a Person who is not a government or a governmental subdivision or agency, and

               (d) which is denominated and payable only in United States dollars in the United States.

          "ELIGIBLE PERSON" means a financial institution with a short-term debt rating of A-1 or better by Standard & Poor's Corporation and P-1 by Moody's Investors Service, Inc. which: (i) is reasonably acceptable to PREFCO, (ii) is approved by the Seller (such approval not to be unreasonably withheld or delayed), (iii) does not have an Affiliate in the retailing business, and (iv) is incorporated or otherwise formed under the laws of the United States or has executed and delivered to the Agent and the Seller United States Internal Revenue Service Form 1001 or 4224, or any successor form(s) thereto.

          "ELIGIBLE RECEIVABLE" means, at any time, a Receivable:

               (a) which arises under an Eligible Account,

               (b) which is an "eligible asset" as defined in Rule 3a-7(b)(1) promulgated by the Securities and Exchange Commission under the Investment Company Act of 1940, as amended,

               (c) a purchase of which with the proceeds of notes would constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended,

               (d) which is an "account" within the meaning of Section 9-106 of the UCC of all applicable jurisdictions,

               (e) which arises under a Contract in substantially the form of one of the form contracts set forth on EXHIBIT VII hereto (subject to any Permitted Amendments that may be made thereto) or otherwise approved by the Agent in writing, which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms subject to no offset or offset arrangement, counterclaim or other defense,

               (f) which arises under a Contract which (i) does not require the Obligor under such Contract to consent to the transfer, sale or assignment of the rights and duties of the Seller under such Contract and (ii) does not contain a confidentiality provision that purports to restrict the ability of any Purchaser to exercise its rights under this Agreement, including, without limitation, its right to review the Contract,

               (g) which was generated in the ordinary course of the Originator's business and relates to the retail sale of goods or services by one of the Originator's or one of its Wholly-Owned Subsidiaries' stores,

               (h) which satisfies all applicable requirements of the Credit and Collection Policy,

               (i) which is not a Defaulted Receivable,

               (j) which, together with the Contract related thereto, does not contravene any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation, and

               (k) the Outstanding Balance of which, if it arises under an Eligible Account held by a resident of Canada, does not, when aggregated with the Outstanding Balance of all other such Receivables, exceed 1% of the Net Receivables Balance.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "FACILITY TERMINATION DATE" means the earliest to occur of (a) the Liquidity Termination Date, (b) a Termination Event, or (c) the 30th day following written notice by the Seller to the Agent that the Seller wishes to terminate this Agreement.

          "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period equal to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:30 a.m. (Chicago time) for such day on such transactions received by the Reference Bank from three federal funds brokers of recognized standing selected by it.

          "FEE LETTER" means that certain letter agreement dated as of the date hereof between the Seller and the Agent, as it may be amended or modified and in effect from time to time.

          "FINANCE CHARGES" means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

          "FIRST CHICAGO" means The First National Bank of Chicago in its individual capacity and its successors.

          "FUNDING AGREEMENT" means this Agreement and any agreement or instrument executed by any Funding Source with or for the benefit of PREFCO.

          "FUNDING SOURCE" means (i) any Investor or (ii) any insurance company, bank or other financial institution providing liquidity, credit enhancement or back-up purchase support or facilities to PREFCO.

          "INCREMENTAL PURCHASE" means a purchase of one or more Receivable Interests which increases the total outstanding Capital hereunder.

          "INDEBTEDNESS" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) capitalized lease obligations, (vi) net liabilities under interest rate swap, exchange or cap agreements, (vii) Contingent Obligations and
(viii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

          "INTENDED CHARACTERIZATION" means, for income tax purposes, the characterization of the acquisition by the Purchasers of Receivable Interests as a loan or loans by the Purchasers to the Seller secured by the Receivables, the Related Security and the Collections.

          "INVESTORS" means the financial institutions listed on the signature pages of this Agreement under the heading "Investors" and their respective successors and assigns.

          "LIBO RATE" means the rate per annum equal to the sum of (i) (a) the rate at which deposits in U.S. Dollars are offered by the Reference Bank to first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the relevant Tranche Period, such deposits being in the approximate amount of the Capital of the

Receivable Interest to be funded or maintained, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Tranche Period plus (ii) 0.375% per annum. The LIBO Rate shall be rounded, if necessary, to the next higher 1/16 of 1% and shall be computed for actual days elapsed on the basis of a year consisting of 360 days.

          "LIQUIDATION DAY" means, for any Receivable Interest, the earliest to occur of (i) the fifth consecutive Business Day on which the conditions precedent set forth in Section 4.2 remain unsatisfied, (ii) any Business Day so
                       -----------
designated by the Seller or PREFCO after the occurrence of the Termination Date, and (iii) the Business Day immediately prior to the occurrence of a Servicer Default set forth in Section 7.1(c).
                     --------------

          "LIQUIDITY TERMINATION DATE" means January 29, 1998 or such later date to which the Agent and the Purchasers may agree in accordance with Section
                                                                   -------
1.1(d).
------

          "LOSS RECOURSE PERCENTAGE" means, at any time, the greater of (i) 2.5 times the Charge-off Ratio for the twelve-month period then most recently ended or (ii) 10%.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the financial condition or operations of the Seller or the Originator, (ii) the ability of the Seller or the Originator to perform its obligations under any Transaction Document to which it is a party, (iii) the legality, validity or enforceability of this Agreement, any other Transaction Document or any Collection Account Agreement or Collection Notice relating to a Collection Account into which a material portion of Collections are deposited, (iv) the Seller's or any Purchaser's interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or the Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

          "NET RECEIVABLES BALANCE" means, at any time, the Outstanding Balance of all Eligible Receivables at such time.

          "NET WORTH" means, as of the last Business Day of the Fiscal Accounting Period preceding any date of determination, the excess, if any, of
(a) THE SUM OF (i) the aggregate Outstanding Balance of the "ELIGIBLE RECEIVABLES" at such time, PLUS (ii) up to 97% of the aggregate Outstanding Balance of Receivables which are not "ELIGIBLE RECEIVABLES" at such time, PLUS
(iii) 100% of the Seller's cash on hand and in the bank, OVER (b) THE SUM OF (i) the aggregate Capital outstanding at such time, PLUS (ii) the aggregate outstanding principal balance of the Subordinated Loans (including any Subordinated Loan proposed to be made on the date of determination).

          "OBLIGOR" means a Person obligated to make payments pursuant to a Contract.

          "ORIGINATOR" means Kohl's Department Stores, Inc., a Delaware corporation, and its successors and assigns.

          "OUTSTANDING BALANCE" of any Receivable at any time means the then outstanding balance thereof.

          "PARENT DEMAND NOTE" means a demand promissory note made by the Originator in favor of the Seller.

          "PERIODIC REPORT" means a report, in substantially the form of EXHIBIT VIII hereto (appropriately completed), furnished by the Servicer to the Agent pursuant to Section 6.5.
            -----------

          "PERMITTED INVESTMENTS" means (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by Standard and Poor's Corporation or P-1 or better by Moody's Investors Service, Inc., (iii) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $500,000,000 and short-term certificate of deposit ratings of A-1 or better from Standard and Poor's Corporation and P-1 or better from Moody's Investors Service, Inc., (iv) money market funds investing only in investments of the types described in the foregoing clauses (i)-(iii), and (v) federal funds.

          "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "POTENTIAL SERVICER DEFAULT" means an event which, with the passage of time or the giving of notice, or both, would constitute a Servicer Default.

          "POTENTIAL TERMINATION EVENT" means an event which, with the passage of time or the giving of notice, or both, would constitute a Termination Event.

          "PREFCO RESIDUAL" means the sum of the PREFCO Transfer Price
Reductions.

          "PREFCO TRANSFER PRICE" means, with respect to the assignment by PREFCO of one or more Receivable Interests to the Agent for the benefit of the Investors pursuant to Section 2.1, the sum of (i) the lesser of (a) the Capital
                      -----------
of each Receivable Interest and (b) the Adjusted Liquidity Price of each Receivable Interest and (ii) all accrued and unpaid Discount for such Receivable Interests.

          "PREFCO TRANSFER PRICE REDUCTION" means in connection with the assignment of a Receivable Interest by PREFCO to the Agent for the benefit of the Investors, the positive difference between (i) the Capital of such Receivable Interest and (ii) the Adjusted Liquidity Price for such Receivable Interest.

          "PRO RATA SHARE" means, for each Investor, the Commitment of such Investor divided by the Purchase Limit, adjusted as necessary to give affect to the application of the terms of Sections 1.11 and 2.5.
                                ---------------------

          "PURCHASE LIMIT" means the aggregate of the Commitments of the Investors hereunder.

          "PURCHASE PRICE" means, with respect to any Purchase, the least of:

          (a) the amount of Capital requested by the Seller, and

          (b) the remaining unused portion of the Purchase Limit on the date of such Purchase.

          "PURCHASER" means PREFCO or an Investor, as applicable.

          "RECEIVABLE" means the indebtedness and other obligations owed (at the time it arises, and before giving effect to any transfer or conveyance contemplated under the Sale Agreement or hereunder) to the Originator under an Account, whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods or the rendering of services by the Originator or by a Wholly-Owned Subsidiaries and includes, without limitation, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice or Charge-slip, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction.

          "RECEIVABLE INTEREST" means, at any time, an undivided percentage ownership interest associated with a designated amount of Capital, Discount Rate and Tranche Period selected pursuant to Section 1.3 in (i) all Receivables
                                        -----------
arising thereunder prior to the time of the most recent computation or recomputation of such undivided interest pursuant to Section 1.4, (ii) all
                                                     -----------
Related Security with respect to such Receivables, and (iii) all Collections with respect to, and other proceeds of, such Receivables. Such undivided percentage interest shall equal:

                                       C
                                     -----
                                      NRB

     where:

          C  =  the Capital of such Receivable Interest.

          NRB  =  the Net Receivables Balance.

          "RECORDS" means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

          "REDUCTION PERCENTAGE" means, for any Receivable Interest acquired by the Investors from PREFCO for less than the Capital of such Receivable Interest, a percentage equal to (i) one, minus (ii) a fraction the numerator of which is the PREFCO Transfer Price Reduction for such Receivable Interest and the denominator of which is the Capital of such Receivable Interest.

          "REFERENCE BANK" means First Chicago or such other bank as the Agent shall designate with the consent of the Seller.

          "RELATED SECURITY" means, with respect to any Receivable:

               (a) all Security Interests or liens and property subject thereto from time to time, if any, purporting to secure payment of the Contract related thereto, whether pursuant to such Contract or otherwise, together with all financing statements and security agreements describing any collateral securing such Contract,

               (b) all guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

               (c) all service contracts and other contracts and agreements associated with such Receivables,

               (d)  all Records related to such Receivables,

               (e) all of the Seller's right, title and interest in, to and under the Sale Agreement; and

               (f)  all proceeds of any of the foregoing.

          "REQUIRED CAPITAL AMOUNT" means, on any date of determination, the greater of (a) $6,000,000 or (b) three percent (3.00%) of the aggregate Capital outstanding at such time.

          "REQUIRED INVESTORS" means, at any time, Investors with Commitments in excess of 66-2/3% of the Purchase Limit.

          "RESERVE REQUIREMENT" means the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed against the Reference Bank in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of the Seller now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock to the Originator, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of the Seller now or hereafter outstanding,
(iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to the Indebtedness evidenced by the Subordinated Note (as defined in the Sale Agreement), (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of the Seller now or hereafter outstanding, and (v) any payment of management fees by the Seller to the Originator or an Affiliate.

          "SALE AGREEMENT" means that certain Receivables Sale Agreement of even date herewith between the Seller, as purchaser, and the Originator, as seller, as the same may be amended, restated, supplemented or otherwise modified from time to time.

          "SECTION" means a numbered section of this Agreement, unless another document is specifically referenced.

          "SECURITY INTEREST" has the meaning specified in (S) 1-201(37) of the UCC as in effect in the State of Illinois on the date of this Agreement and includes, without limitation, the interest of a buyer of accounts and chattel paper.

          "SERVICER" means at any time the Person (which may be the Agent) then authorized pursuant to Article VI to service, administer and collect
                       ----------
Receivables.

          "SERVICER DEFAULT" has the meaning specified in Section 7.1.
                                                          -----------

          "SERVICER FEE" means, for any Fiscal Accounting Period, a servicing and collection fee computed pursuant to the following formula:

                                    SFP x C

     where:

          SFP  =    the Servicer Fee Percentage; and

          C    =    at all times while the Originator is the Sub-Servicer, the aggregate credit sales during the applicable Fiscal
                    Accounting Period, and at all other times, the average
                    Outstanding Balance of all Receivables during such Fiscal
                    Accounting Period.

          "SERVICER FEE PERCENTAGE" means (i) at all times while the Originator is acting as the Sub-Servicer, up to 3.0% as agreed between the Originator and the Seller, and (ii) at all times while the Originator is not acting as the Sub-Servicer, 2.0% per annum.

          "SUBORDINATED LOAN" means a subordinated revolving loan made by the Originator to the Seller pursuant to the Sale Agreement.

          "SUBSIDIARY" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "SUBSIDIARY" shall mean a Subsidiary of the Seller.

          "TERMINATION DATE" means, for any Receivable Interest, the Facility Termination Date, and, solely with respect to a Receivable Interest of PREFCO, that Business Day so designated by the Seller or PREFCO by notice to the other.

          "TERMINATION EVENT" has the meaning specified in Section 7.2.
                                                           -----------

          "TRANCHE PERIOD" means, with respect to any Receivable Interest:

               (a) if Discount for such Receivable Interest is calculated with respect to the CP Rate, a period of days not to exceed 270 days commencing on a Business Day requested by the Seller and agreed to by PREFCO;

               (b) if Discount for such Receivable Interest is calculated on the basis of the LIBO Rate, a period of one, two or three months, or such other period as may be mutually agreeable to the Agent and the Seller, commencing on a Business Day selected by the Seller or the Agent pursuant to this Agreement. Such Tranche Period shall end on the day in the succeeding calendar month which corresponds numerically to the beginning day of such Tranche Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such Tranche Period shall end on the last Business Day of such succeeding month; and

               (c) if Discount for such Receivable Interest is calculated on the basis of the Base Rate, a period commencing on a Business Day and ending on the effective date of any new Tranche Period under the foregoing clause (b) or (c).

If any Tranche Period would end on a day which is not a Business Day, such Tranche Period shall end on the next succeeding Business Day, provided, however, that in the case of Tranche Periods corresponding to the LIBO Rate, if such next succeeding Business Day falls in a new month, such Tranche Period shall end on the immediately preceding Business Day. In the case of any Tranche Period for any Receivable Interest of which commences before the Termination Date and would otherwise end on a date occurring after the Termination Date, such Tranche Period shall end on the Termination Date. The duration of each Tranche Period which commences after the Termination Date shall be of such duration as selected by the Agent.

          "TRANSACTION DOCUMENTS" means, collectively, this Agreement, the Sale Agreement, the Fee Letter, each Collection Account Agreement, each Collections Notice and all other instruments, documents and agreements executed and delivered by the Seller or the Originator in connection herewith or with the Sale Agreement.

          "TRIGGER EVENT" means the occurrence of any Servicer Default or a Termination Event under SECTION 7.2(C).

          "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

          "WHOLLY-OWNED SUBSIDIARY" means each existing and future Subsidiary of the Originator in which the Originator owns, directly or indirectly, 100% of the outstanding capital stock.

          ALL ACCOUNTING TERMS NOT SPECIFICALLY DEFINED HEREIN SHALL BE CONSTRUED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. ALL TERMS USED IN ARTICLE 9 OF THE UCC IN THE STATE OF ILLINOIS, AND NOT SPECIFICALLY DEFINED HEREIN, ARE USED HEREIN AS DEFINED IN SUCH ARTICLE 9.

          CAPITALIZED TERMS USED AND NOT OTHERWISE DEFINED HEREIN ARE USED WITH THE MEANINGS ATTRIBUTED THERETO IN THE SALE AGREEMENT.

                                   EXHIBIT II

          CHIEF EXECUTIVE OFFICE OF THE SELLER; LOCATIONS OF RECORDS;
              TRADE NAMES; FEDERAL EMPLOYER IDENTIFICATION NUMBER



Chief Executive Office:



Location of Records:



Federal Employer Identification Number:



Trade Names and Assumed Names:

                                  EXHIBIT III

                              COLLECTION ACCOUNTS


None, except:

                         KOHL'S DEPARTMENT STORES, INC.
                         ------------------------------


TYPE OF ACCT.  ACCOUNT #      BANK NAME                 CITY, STATE
-------------  ---------      ---------                 -----------



                        KOHL'S RECEIVABLES CORPORATION
                        ------------------------------

                                   EXHIBIT IV

                         FORM OF COMPLIANCE CERTIFICATE


          This Compliance Certificate is furnished pursuant to that certain Receivables Purchase Agreement dated as of January 31, 1997 (the "AGREEMENT"), among Kohl's Receivables Corporation (the "SELLER"), various Purchasers and The First National Bank of Chicago, as Agent. Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Agreement.

          THE UNDERSIGNED HEREBY CERTIFIES THAT:

          1.  I am the duly elected _____________________ of the Seller;

          2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Seller during the accounting period covered by the attached financial statements; and

          3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or a Potential Event of Default, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below.

          Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Seller has taken, is taking, or proposes to take with respect to each such condition or event:


          The foregoing certifications, together with the computations set forth in SCHEDULE I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ____ day of ______________, 19__.

                                    ______________________________
                                         [Name]

                                   EXHIBIT V

                      FORM OF COLLECTION ACCOUNT AGREEMENT

                           [On letterhead of Seller]

                                                    __________ 19__


[Lock-Box Bank/Concentration Bank/Depositary Bank]

     Re:  Kohl's Receivables Corporation
          Kohl's Department Stores, Inc.

Ladies and Gentlemen:

          You have exclusive control of P.O. Box #_____________ in **[city,
                                                                      -----
state, zip code]** (the "LOCK-BOX") for the purpose of receiving mail and
---------------
processing payments therefrom pursuant to that certain **[name of lock-box agreement]** between you and Kohl's Department Stores, Inc. dated __________ (the "AGREEMENT"). You hereby confirm your agreement to perform the services described therein. Among the services you have agreed to perform therein, is to endorse all checks and other evidences of payment, and credit such payments to checking account no. ________ maintained with you in the name of Kohl's Department Stores, Inc. (the "LOCK-BOX ACCOUNT").

          Kohl's Department Stores, Inc. ("ORIGINATOR") hereby transfers and assigns all of its right, title and interest in and to, and exclusive ownership and control over, the Lock-Box and the Lock-Box Account to Kohl's Receivables Corporation ("SPC"). Originator and SPC hereby request that the name of the Lock-Box Account be changed to the Kohl's Receivables Corporation, as "COLLECTION AGENT" for the benefit of The First National Bank of Chicago ("FNBC"), as agent under that certain Receivables Purchase Agreement (the "RECEIVABLES PURCHASE AGREEMENT") dated as of January 31, 1997 among SPC, Preferred Receivables Funding Corporation, certain financial institutions parties thereto and FNBC.

          SPC hereby irrevocably instructs you, and you hereby agree, that upon receiving notice from FNBC in the form attached hereto as Annex A: (i) the name of the Lock-Box Account will be changed to FNBC for itself and as agent (or any designee of FNBC) and FNBC will have exclusive ownership of and access to such Lock-Box Account, and neither Originator, SPC nor any of their respective affiliates will have any control of such Lock-Box Account or any access thereto,
(ii) you will either continue to send the funds from the Lock-Box to the Lock-Box Account, or will redirect the funds as FNBC may otherwise request, (iii) you will transfer monies on deposit in the Lock-Box Account, at any time, as directed by FNBC, (iv) all services to be performed by you under the Agreement will be performed on behalf of FNBC, and (v) all correspondence or other mail which you have agreed to send to either Originator or SPC will be sent to FNBC at the following address:

          The First National Bank of Chicago
          Suite 0079, 21st Floor
          One First National Plaza
          Chicago, Illinois 60670
          Attention:  Credit Manager, Asset-Backed Finance

          Moreover, upon such notice, FNBC for itself and as agent will have all rights and remedies given to Originator or SPC under the Agreement. Each of Originator and SPC agrees, however, to continue to pay all fees and other assessments due thereunder at any time.

          You hereby acknowledge that monies deposited in the Lock-Box Account or any other account established with you by FNBC for the purpose of receiving funds from the Lock-Box are subject to the liens of FNBC for itself and as agent under the Receivables Purchase Agreement, and will not be subject to deduction, set-off, banker's lien or any other right you or any other party may have against Originator or SPC, except that you may debit the Lock-Box Account for any items deposited therein that are returned or otherwise not collected and for all charges, fees, commissions and expenses incurred by you in providing services hereunder, all in accordance with your customary practices for the charge back of returned items and expenses.

          This letter agreement and the rights and obligations of the parties hereunder will be governed by and construed and interpreted in accordance with the laws of the State of Illinois. This letter agreement may be executed in any number of counterparts and all of such counterparts taken together will be deemed to constitute one and the same instrument.

          This letter agreement contains the entire agreement between the parties, and may not be altered, modified, terminated or amended in any respect, nor may any right, power or privilege of any party hereunder be waived or released or discharged, except upon execution by all parties hereto of a written instrument so providing. In the event that any provision in this letter agreement is in conflict with, or inconsistent with, any provision of the Agreement, this letter agreement will exclusively govern and control. Each party agrees to take all actions reasonably requested by any other party to carry out the purposes of this letter agreement or to preserve and protect the rights of each party hereunder.

          Please indicate your agreement to the terms of this letter agreement by signing in the space provided below. This letter agreement will become effective immediately upon execution of a counterpart of this letter agreement by all parties hereto.

                              Very truly yours,

                              KOHL'S DEPARTMENT STORES, INC.

                              By ______________________________

                              Title ___________________________


                              KOHL'S RECEIVABLES CORPORATION

                              By ______________________________

                              Title ___________________________

Acknowledged and agreed to
this ____ day of ____________, 1997:

[COLLECTION BANK]

By:__________________________________

Title:_______________________________



Acknowledged and agreed to
this ____ day of ___________, 1997:

THE FIRST NATIONAL BANK OF CHICAGO (for itself and as Agent)


By________________________________
     Authorized Agent

                                    ANNEX A
                           FORM OF COLLECTION NOTICE

                            [On letterhead of FNBC]


                                                     _____________________, 19__




[Collection Bank/Depositary Bank/Concentration Bank]


     Re:  Kohl's Receivables Corporation


Ladies and Gentlemen:

          We hereby notify you that we are exercising our rights pursuant to that certain letter agreement among Kohl's Department Stores, Inc., Kohl's Receivables Corporation, you and us, to have the name of, and to have exclusive ownership and control of, account number ____________ (the "LOCK-BOX ACCOUNT") maintained with you, transferred to us. Lock-Box Account will henceforth be a zero-balance account, and funds deposited in the Lock-Box Account should be sent at the end of each day to _________________. You have further agreed to perform all other services you are performing under that certain agreement dated ____________ between you and Kohl's Department Stores, Inc. on our behalf.

          We appreciate your cooperation in this matter.


                         Very truly yours,

                         THE FIRST NATIONAL BANK OF CHICAGO
                         (for itself and as agent)


                         By:_______________________________
                                    Authorized Agent

                                   EXHIBIT VI

                          CREDIT AND COLLECTION POLICY


                         [to be provided by the Seller]

                                  EXHIBIT VII

                              FORM OF CONTRACT(S)


                         [to be provided by the Seller]

                                  EXHIBIT VIII

                            FORM OF PERIODIC REPORT


                       [to be provided by First Chicago]

                                   SCHEDULE A

                  DOCUMENTS AND RELATED ITEMS TO BE DELIVERED
                      ON OR PRIOR TO THE INITIAL PURCHASE


I.   Receivables Sale Agreement
     --------------------------

     A. Receivables Sale Agreement dated as of January 31, 1997 (the "SALE AGREEMENT"), by and between Kohl's Department Stores, Inc., a Delaware corporation (the "ORIGINATOR"), and Kohl's Receivables Corporation, a Wisconsin corporation (the "SPC"), with the following exhibits:


          Exhibit I            -      Definitions
          Exhibit II           -      Places of Business of the
                                      Originator; Locations of
                                      Records; Trade Names; Prior
                                      Names; Federal Employer I.D.
                                      Number
          Exhibit III          -      Lockboxes; Collection
                                      Accounts; Concentration
                                      Accounts; and Depositary
                                      Accounts
          Exhibit IV           -      Compliance Certificate
          Exhibit V            -      Collection Account Agreement
          Exhibit VI           -      Credit and Collection Policy
          Exhibit VII          -      Form(s) of Contract(s)
          Exhibit VIII         -      Periodic Report
          Exhibit IX           -      Stockholder and Subscription
                                      Agreement
          Exhibit X            -      Subordinated Note

     B. Revolving Subordinated Note dated January 31, 1997 executed by the SPC in favor of the Originator.

     C. Stockholder and Subscription Agreement dated as of January 31, 1997 by and between the Originator and the SPC.

     D.   Certificate of the Originator's [Assistant] Secretary certifying:

          1. An attached copy of the Originator's Certificate of Incorporation (certified within 30 days prior to closing by the Delaware Secretary of State)

          2.  An attached copy of the Originator's By-Laws

          3. An attached copy of resolutions of the Originator's Board of Directors authorizing the Originator's execution, delivery and performance of the Sale Agreement and related documents

          4. The names, titles and specimen signatures of the Originator's officers authorized to execute and deliver the Sale Agreement and related documents

     E. Good standing certificates for the Originator from the following states certified within 30 days prior to closing:

          1.  Delaware
          2.  Wisconsin

     F. Pre-filing state and federal tax lien, judgment lien and UCC lien searches against the Originator from the following jurisdictions:

          1.  Wisconsin
          2.  As applicable for tax and judgment liens, ________ County

     G. UCC/PPSA Financing Statements naming the Originator, as debtor, the SPC, as secured party, and The First National Bank of Chicago, as Agent, as assignee of secured party, for filing in the following jurisdictions:

          1.  State of Wisconsin
          2.  Province of Ontario

     H. Post-filing UCC lien searches against the Originator from the following jurisdictions:

          1.  State of Wisconsin.

     I.   Collection Account Agreement

          1.  FirstStar

     J.   Opinions:

          1.  Corporate/UCC opinions
          2.  True Sale/Non-consolidation opinion

     K. CFO's Certificate re (1) no Event of Default or Potential Event of Default and (2) absence of Material Adverse Effect since November 2, 1996.

II.  Additional Capitalization of SPC
     --------------------------------

     A. Not less than $28.53 million in cash invested by Originator in the SPC.

     B.   Parent Demand Note to evidence loans by the SPC to the Originator.


III. Receivables Purchase Agreement
     ------------------------------

     A. Receivables Purchase Agreement dated as of January 31, 1997 (the "INVESTOR AGREEMENT") by and among the SPC, Preferred Receivables Funding Corporation ("PREFCO"), various Investors, and The First National Bank of Chicago, as Agent (in such capacity, the "AGENT") with the following exhibits:

          Exhibit I            -      Definitions
          Exhibit II           -      Places of Business of the SPC;
                                      Locations of Records; Trade
                                      Names; Federal Employer I.D.
                                      Number
          Exhibit III          -      Lockboxes; Collection
                                      Accounts; Concentration
                                      Accounts; and Depositary
                                      Accounts
          Exhibit IV           -      Compliance Certificate
          Exhibit V            -      Collection Account Agreement
          Exhibit VI           -      Credit and Collection Policy
          Exhibit VII          -      Form(s) of Contract(s)
          Exhibit VIII         -      Periodic Report
          Exhibit IX           -      Form of Purchase Notice

     B. Fee Letter dated as of January 31, 1997 by and between the SPC and the Agent.

     C.   Certificate of the SPC's [Assistant] Secretary certifying:

          1. An attached copy of the SPC's Articles of Incorporation (certified within 30 days prior to closing by the Wisconsin Secretary of State)

          2.  An attached copy of the SPC's By-Laws

          3. An attached copy of resolutions of the SPC's Board of Directors authorizing the SPC's execution, delivery and performance of the Investor Agreement and related documents

          4. The names, titles and specimen signatures of the SPC's officers authorized to execute and deliver the Investor Agreement and related documents

     D. Good standing certificates for the SPC from the following states certified within 30 days prior to closing:

          1.  Wisconsin

     E. UCC/PPSA Financing Statements naming the SPC, as debtor, and the Agent, as secured party, for filing in the following jurisdictions:

          1.  State of Wisconsin
          2.  Province of Ontario

     F. Post-filing UCC lien searches against the SPC from the following jurisdictions:

          1.  State of Wisconsin

     G.   Purchase Notice executed by the SPC.

     H.   Opinion of the SPC's counsel re corporate/UCC issues

     I. CFO's Certificate re no Servicer Default, Termination Event, Potential Servicer Default or Potential Termination Event and absence of Material Adverse Effect since November 2, 1996.


IV.  Unwinding Existing Receivables Purchase Agreement
     -------------------------------------------------

     A. Certificate of Re-assignment executed by the Agent in favor of the Originator.

     B.   UCC/PPSA Termination Statements or Assignments:

          1.   State of Wisconsin
          2.   Province of Ontario